 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-213782
The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED APRIL 18, 2018
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 26, 2016)
$150,000,000
Ship Finance International Limited
         % Convertible Senior Notes due 2023
We are offering $150,000,000 aggregate principal amount of our       % Convertible Senior Notes due 2023 (the “notes”). The notes will bear interest at a rate equal to       % per year. Interest on the notes will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning August 1, 2018. Interest will accrue on the notes from the last date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, April   , 2018. Unless earlier converted, redeemed or repurchased, the notes will mature on May 1, 2023. At maturity, we will pay the principal amount per note plus accrued and unpaid interest in whole in cash, or in part in common shares and in part in cash, at our election, as described in this prospectus supplement.
You may convert your notes, at your option, at any time prior to the close of business on the second scheduled trading day prior to the maturity date. Upon conversion, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, common shares or a combination of cash and our common shares, at our election, all as described in “Description of Notes—Conversion Rights—Settlement upon Conversion.”
The conversion rate will initially equal           of our common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $       per common share), and will be subject to adjustment as described in this prospectus supplement. In addition, we will, in certain circumstances, increase the conversion rate for holders who convert their notes in connection with a make-whole fundamental change. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”
If 90% or more of the aggregate principal amount of the notes issued on the date of original issuance of the notes have been converted or repurchased, we may, at any time prior to the 61st scheduled trading day immediately preceding the stated maturity date and subject to certain exceptions, redeem all but not part of the remaining outstanding notes at a redemption price of 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.
If a fundamental change occurs, you will have the right, at your option, to require us to repurchase your notes in cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured debt, and will be senior in right of payment to any future debt that is expressly subordinated to the notes. The notes will be structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including trade payables and any guarantees that they may provide with respect to any of our existing or future debt, and will be effectively subordinated to any secured debt that we have incurred or may incur to the extent of the assets securing such debt.
Concurrently with this offering and by means of a separate prospectus supplement and accompanying prospectus, up to 7,000,000 of our common shares will be offered by selling shareholders, who will borrow such shares through lending arrangements from certain of the underwriters (or their respective affiliates), each of which is borrowing the shares either directly from SFL Capital II Ltd. (our wholly-owned subsidiary, which we refer to herein as SFLC) or from its affiliate, which in turn is borrowing the shares from SFLC. We refer to the entities that are borrowing shares from SFLC as the Share Borrowers. The borrowed shares are newly-issued shares issued in connection with this transaction and will be cancelled or held as treasury shares by us upon the expiration or the early termination of the share lending arrangements described herein (unless SFLC directs the borrowed shares to be delivered to a nominee). We expect that the selling shareholders will sell the borrowed shares and use the resulting short position to establish their initial hedge with respect to their investments in the notes. The selling shareholders may effect such transactions by selling the borrowed shares at various prices from time to time through the Share Borrowers or their respective affiliates. The selling shareholders will receive all of the net proceeds from the sale of the borrowed shares, and neither we nor SFLC will receive any of those proceeds, but we will receive a one-time nominal fee of  $0.01 per share from SFLC for each newly issued share, and SFLC will receive a fee in respect of the borrowed shares from the Share Borrower for the use of the borrowed shares. The concurrent offering of the borrowed shares is conditioned upon the closing of this offering.
The notes will not be listed on any national securities exchange. Currently, there is no public market for the notes. Our common shares are listed on The New York Stock Exchange, or the NYSE, under the symbol ‘‘SFL.’’ The last reported sale price of our common shares on the NYSE on April 17, 2018 was $14.75 per share.
Investing in the notes involves a high degree of risk. Please read “Risk Factors” beginning on page S-13 of this prospectus supplement and similar sections in our filings with the Securities and Exchange Commission, or the Commission, incorporated by reference herein.
Neither the Commission nor any state securities commission has approved or disapproved the issuance of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public Offering Price(1)		Undewriting Discount		Proceeds, Before Expenses, To Us
Per note		%		%		%
Total	$		$		$

(1)
Plus accrued interest, if any, from April   , 2018 to the date of delivery.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $22,500,000 aggregate principal amount of additional notes at the public offering price less the underwriting discount, solely to cover over-allotments, if any.
The underwriters expect to deliver the notes sold on April   , 2018.

Joint Book-Running Managers
Morgan Stanley	Jefferies	Citigroup
Co-Managers
Seaport Global Securities	BTIG
ABN AMRO	ING
Prospectus Supplement dated April   , 2018

Prospectus Supplement

Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission utilizing a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the notes offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about the securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the notes being offered hereby and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Information Incorporated by Reference” in this prospectus supplement and “Where You Can Find Additional Information” in the accompanying prospectus before investing in our notes.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, or in any free writing prospectus, other offering materials filed by us with the Commission, if any, or information contained in documents which you are referred to by this prospectus supplement or the accompanying prospectus. Neither we nor the underwriters have authorized any other person to provide you with different or additional information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. See “Underwriting.” The information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, or in any free writing prospectus or any other offering materials is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
We prepare our financial statements, including all of the financial statements included or incorporated by reference into this prospectus supplement, in U.S. dollars and in conformity with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.
Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our securities.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of notes and underlying common shares in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our or the underwriters’ behalf, to subscribe to or purchase any notes or underlying common shares, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”
The Bermuda Monetary Authority has given its consent for the issue and free transferability of our common shares to and between non-residents of Bermuda for exchange control purposes, provided our
S-ii

shares remain listed on an appointed stock exchange, which includes the NYSE. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus supplement or the accompanying prospectus. Certain issues and transfers of common shares or preference shares involving persons deemed resident in Bermuda for exchange control purposes may require the specific consent of the Bermuda Monetary Authority.
S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus supplement, the accompanying prospectus and the documents that we have filed with the Commission that are incorporated by reference into this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement pursuant to this safe harbor legislation. This prospectus supplement and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” and similar expressions identify forward-looking statements.
The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents that we have filed with the Commission that are incorporated by reference into this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:
•
the strength of world economies;

•
our ability to generate cash to service our indebtedness;

•
the impact on us of any restructuring of the counterparties with whom we deal, including the ongoing restructuring of Seadrill Limited, or Seadrill;

•
our ability to continue to satisfy our financial and other covenants, or obtain waivers relating to such covenants from our lenders under our credit facilities;

•
our ability to successfully manage our planned growth properly, including accomplishing and integrating the acquisition of vessels or related businesses;

•
our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•
our counterparties’ ability or willingness to honor their obligations under agreements with us;

•
fluctuations in currencies and interest rates;

•
general market conditions, including fluctuations in charter hire rates and vessel values;

•
changes in supply and generally the number, size and form of providers of goods and services in the markets in which we operate;

•
changes in demand in the markets in which we operate;

S-iv

•
changes in demand resulting from changes in the Organization of the Petroleum Exporting Countries’ petroleum production levels and worldwide oil consumption and storage;

•
developments regarding the technologies relating to oil exploration;

•
changes in market demand in countries which import commodities and finished goods and changes in the amount and location of the production of those commodities and finished goods;

•
increased inspection procedures and more restrictive import and export controls;

•
the imposition of sanctions by the Office of Foreign Assets Control of the Department of the U.S. Treasury or pursuant to other applicable laws or regulations against us or any of our subsidiaries;

•
changes in our operating expenses, including bunker prices, drydocking and insurance costs;

•
performance of our charterers and other counterparties with whom we deal;

•
our inability to generate revenues from our profit sharing arrangements;

•
timely delivery of vessels under construction within the contracted price;

•
changes in governmental rules and regulations or actions taken by regulatory authorities;

•
potential liability from pending or future litigation;

•
general domestic and international political conditions;

•
potential disruption of shipping routes due to accidents;

•
piracy or political events; and

•
other important factors described under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in our annual report on Form 20-F for the year ended December 31, 2017, as well as those described from time to time in the reports filed by us with the Commission.

This prospectus supplement may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in our periodic reports that we will file with the Commission, in other information sent to our security holders, and in other written materials. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.
We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus supplement or the documents incorporated by reference into this prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements.
MARKET AND INDUSTRY DATA
Certain market data contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus are based on independent industry publications and reports by market research firms. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources referred to above.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This section summarizes some of the information that is contained in this prospectus supplement, the accompanying prospectus or in other documents incorporated by reference into this prospectus supplement. As an investor or prospective investor in the notes, you should review carefully the risk factors and the more detailed information that appear in this prospectus supplement, the accompanying prospectus, any free writing prospectus that may be provided to you in connection with the offering of the notes or that are contained in the documents that we incorporate by reference into this prospectus supplement.
Unless otherwise indicated or if the context otherwise requires, as used in this prospectus supplement, the terms “we,” “our,” “us,” and the “Company” refer to Ship Finance International Limited and all of its subsidiaries.
We use the term deadweight, or “dwt,” in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use the term twenty-foot equivalent units, or “TEU”, in describing container vessels to refer to the number of standard twenty foot containers that the vessel can carry. We use the term car equivalent unit, or “CEU”, in describing the size of car carriers and number of cars they have the capacity to transport.
Ship Finance International Limited
We are a global international ship-owning company with a large and diverse asset base across the maritime and offshore industries. As of April 17, 2018, our assets consisted of 10 crude oil tankers, 22 dry bulk carriers, 37 container vessels (including two chartered-in 19,200 TEU vessels), two car carriers, two jack-up drilling rigs, two ultra-deepwater drilling units, five offshore support vessels, two chemical tankers and two oil product tankers.
Most or our vessels and rigs are employed under long term charters, which are generally contracted to expire between one and 14 years from now. We believe these existing charters provide us with significant and stable base cash flows and high asset utilization, subject to the full performance of the obligations of our counterparties under their agreements with us. The fixed-rate charter backlog as of December 31, 2017 and adjusted for subsequent vessel sales and charter cancellations was approximately $3.1 billion, with an average remaining charter term of nearly five years, or more than eight years if weighted by charter revenue. Some of our charters include purchase options on behalf of the charterer, which if exercised would reduce our remaining charter coverage and contracted cash flow, but increase our cash position. The amount of actual revenues earned and the actual periods during which revenues are earned may be different from the backlog projections due to various factors including, off-hire caused by unscheduled repairs, maintenance and other factors.
The following table sets forth summary information regarding our fleet as of March 31, 2018.
VESSEL	APPROXIMATE		FLAG	LEASE CLASSIFICATION	CHARTER EXPIRY DATE
	BUILT	DWT
VLCCs
Front Ariake	2001	299,000	BA	Capital lease	2023
Front Serenade	2002	299,000	LIB	Capital lease	2024
Front Hakata	2002	298,500	BA	Capital lease	2025
Front Stratus	2002	299,000	LIB	Capital lease	2025
Front Falcon	2002	309,000	BA	Capital lease	2025
Front Page	2002	299,000	LIB	Capital lease	2025
Front Energy	2004	305,000	MI	Capital lease	2027
Front Force	2004	305,000	MI	Capital lease	2027
Suezmaxes
Glorycrown	2009	156,000	MI	n/a	n/a(4)
Everbright	2010	156,000	MI	n/a	n/a(4)

VESSEL	APPROXIMATE			FLAG	LEASE CLASSIFICATION	CHARTER EXPIRY DATE
	BUILT	DWT
Product Tankers
SFL Trinity	2017	114,000		MI	Operating lease	2024
SFL Sabine	2017	114,000		MI	Operating lease	2024
Chemical Tankers
Maria Victoria V	2008	17,000		PAN	Operating lease	2021(1)
SC Guangzhou	2008	17,000		PAN	Operating lease	2021(1)
Capesize Dry Bulk Carriers
Belgravia	2009	170,000		MI	Operating lease	2025(1)
Battersea	2009	170,000		MI	Operating lease	2025(1)
Golden Magnum	2009	180,000		HK	Operating lease	2025(1)
Golden Beijing	2010	176,000		HK	Operating lease	2025(1)
Golden Future	2010	176,000		HK	Operating lease	2025(1)
Golden Zhejiang	2010	176,000		HK	Operating lease	2025(1)
Golden Zhoushan	2011	176,000		HK	Operating lease	2025(1)
KSL China	2013	180,000		MI	Operating lease	2025(1)
Kamsarmax Dry Bulk Carriers
Sinochart Beijing	2012	82,000		HK	Operating lease	2022
Min Sheng 1	2012	82,000		HK	Operating lease	2022
Handysize Dry Bulk Carriers
SFL Spey	2011	34,000		HK	n/a	n/a(4)
SFL Medway	2011	34,000		HK	n/a	n/a(4)
SFL Trent	2012	34,000		HK	n/a	n/a(4)
SFL Kent	2012	34,000		HK	n/a	n/a(4)
SFL Tyne	2011	32,000		HK	n/a	n/a(4)
SFL Clyde	2012	32,000		HK	n/a	n/a(4)
SFL Dee	2013	32,000		HK	n/a	n/a(4)
Supramax Dry Bulk Carriers
SFL Hudson	2009	57,000		MI	Operating lease	2020
SFL Yukon	2010	57,000		HK	Operating lease	2018
SFL Sara	2011	57,000		HK	Operating lease	2019
SFL Kate	2011	57,000		HK	Operating lease	2021
SFL Humber	2012	57,000		HK	Operating lease	2022
Container Vessels
MSC Margarita	2001	5,800	TEU	LIB	Operating lease	2019(1)
MSC Vidhi	2002	5,800	TEU	LIB	Operating lease	2019(1)
MSC Vaishnavi R.	2002	4,100	TEU	LIB	Operating lease	2019(1)
MSC Julia R.	2002	4,100	TEU	LIB	Operating lease	2019(1)
MSC Arushi R.	2002	4,100	TEU	LIB	Operating lease	2019(1)
MSC Katya R.	2002	4,100	TEU	LIB	Operating lease	2019(1)
MSC Anisha R.	2002	4,100	TEU	LIB	Operating lease	2020(1)
MSC Vidisha R.	2002	4,100	TEU	LIB	Operating lease	2020(1)
MSC Zlata R.	2002	4,100	TEU	LIB	Operating lease	2020(1)

VESSEL	APPROXIMATE			FLAG	LEASE CLASSIFICATION	CHARTER EXPIRY DATE
	BUILT	DWT
MSC Alice	2003	1,700	TEU	MI	Capital lease	2022
Heung-A Green	2005	1,700	TEU	MAL	Operating lease	2020(1)
Green Ace	2005	1,700	TEU	MAL	Operating lease	2020(1)
SFL Avon	2010	1,700	TEU	MI	n/a	n/a(4)
San Felipe	2014	8,700	TEU	MI	Operating lease	2021
San Felix	2014	8,700	TEU	MI	Operating lease	2021
San Fernando	2015	8,700	TEU	MI	Operating lease	2022
San Francisca	2015	8,700	TEU	MI	Operating lease	2022
Maersk Sarat	2015	9,500	TEU	LIB	Operating lease	2020
Maersk Skarstind	2016	9,500	TEU	LIB	Operating lease	2021
Maersk Shivling	2016	9,300	TEU	LIB	Operating lease	2021
MSC Anna	2016	19,200	TEU	LIB	Capital lease	2031(5)
MSC Viviana	2017	19,200	TEU	LIB	Capital lease	2032(5)
15 Container Vessels(6)
Car Carriers
Glovis Composer	2005	6,500	CEU	HK	n/a	n/a(4)
Glovis Conductor	2006	6,500	CEU	PAN	n/a	n/a(4)
Jack-Up Drilling Rigs
Soehanah	2007	375	ft.	PAN	Operating lease	2018(1)
West Linus	2014	450	ft.	NOR	Capital lease	2029(1)
Ultra-Deepwater Drill Units
West Hercules	2008	10,000	ft.	PAN	Capital lease	2024(1)(7)
West Taurus	2008	10,000	ft.	PAN	Capital lease	2024(1)(7)
Offshore Support Vessels
Sea Leopard	1998	AHTS(2)		CYP	Capital lease	2027
Sea Cheetah	2007	AHTS(2)		CYP	Operating lease	2027
Sea Jaguar	2007	AHTS(2)		CYP	Operating lease	2027
Sea Halibut	2007	PSV(3)		CYP	Operating lease	2027
Sea Pike	2007	PSV(3)		CYP	Operating lease	2027

Key to Flags: BA—Bahamas, CYP—Cyprus, MAL—Malta, HK—Hong Kong, LIB—Liberia, MI—Marshall Islands, PAN—Panama, NOR—Norway.
Notes:
(1)
Charterer has purchase options during the term of the charter.

(2)
Anchor handling tug supply vessel (AHTS).

(3)
Platform supply vessel (PSV).

(4)
Currently employed on a short-term charter, trading in the spot market, or idle and being marketed for a new charter.

(5)
Vessel chartered-in.

(6)
In April 2018, the Company took delivery of the previously announced block acquisition of 15 feeder size container vessels, ranging from 1,100 TEU to 4,400 TEU, which immediately commenced their seven-year bareboat charter to a leading container line.

(7)
The period of the charters is subject to court approval of Seadrill’s restructuring plan.

Our primary objective is to continue to grow our business through accretive acquisitions, which may include acquisitions of vessels and acquiring other companies, across a diverse range of marine and offshore asset classes. In doing so, our strategy is to expand and diversify our customer base and generate stable and increasing cash flows by chartering our assets primarily under medium to long-term bareboat or time charters.
We have paid dividends for 56 consecutive quarters, including the announced dividend payment of $0.35 per share in respect of the quarter ending December 31, 2017, which was paid on March 27, 2018 to shareholders of record as of March 16, 2018. For the years ended December 31, 2015, 2016 and 2017, we paid aggregate dividends in cash to our shareholders in the amounts of  $162.6 million ($1.74 per share), $168.3 million ($1.80 per share) and $152.9 million ($1.60 per share) respectively. Our ability to pay dividends is always subject to the discretion of our Board of Directors, the requirements of Bermuda law and the limitations contained in our bond and debt facilities and there can be no assurance we will continue to pay dividends in equal amounts, if at all. Please see “Risk Factors—Risks Related to the Notes and our Common Shares—Changes in our dividend policy could adversely affect holders of our common shares.”
Corporate Debt and Dividend Structure
As of December 31, 2017, after giving pro forma effect to the issuance of the notes (assuming no exercise of the underwriters’ option to purchase additional notes), on a consolidated basis, we would have had approximately $1.7 billion of debt outstanding. As of December 31, 2017, our subsidiaries, including our unconsolidated subsidiaries, had $2.3 billion in total principal debt outstanding, of which $1.9 billion was secured debt. The notes will be structurally subordinated in right of payment to the liabilities of our subsidiaries.
Recent and Other Developments
Concurrent Transaction
Concurrently with this offering and by means of a separate prospectus supplement and accompanying prospectus, up to 7,000,000 of our common shares will be offered by selling shareholders, who will borrow such shares through lending arrangements from certain of the underwriters (or their respective affiliates), each of which is borrowing the shares either directly from SFLC or from its affiliate, which in turn is borrowing the shares from SFLC. We refer to the entities that are borrowing shares from SFLC as the Share Borrowers. The borrowed shares are newly-issued shares issued in connection with this transaction and will be cancelled or held as treasury shares held by us upon the expiration or the early termination of the share lending arrangements described herein (unless SFLC directs the borrowed shares to be delivered to a nominee). We expect that the selling shareholders will sell the borrowed shares and use the resulting short position to establish their initial hedge with respect to their investments in the notes. The selling shareholders may effect such transactions by selling the borrowed shares at various prices from time to time through the Share Borrowers or their respective affiliates. The concurrent offering of the borrowed shares is conditioned upon the closing of this offering.
The selling shareholders will receive all of the net proceeds from the sale of the borrowed shares, and neither we nor SFLC will receive any of those proceeds, but we will receive a one-time nominal fee of  $0.01 per share for each newly-issued share from SFLC, and SFLC will receive a fee in respect of the borrowed shares from the Share Borrower for the use of the borrowed shares. The Share Borrowers have agreed to pay SFLC an amount of cash equal to the aggregate dividend paid for any cash dividend or distribution we make in respect of the borrowed shares. See “Description of Share Lending Agreements” and “Underwriting.”
Seadrill Restructuring
In September 2017, Seadrill commenced Chapter 11 proceedings and filed prearranged cases in the U.S. Southern District of Texas. According to Seadrill, this is part of a comprehensive restructuring plan entered into with various creditors including us, certain third party and related party investors and substantially all their secured lenders on a recapitalization of Seadrill. Seadrill believes the comprehensive restructuring plan will provide them with a five-year runway and a bridge to an industry recovery, facilitated by a $1.06 billion capital injection, extended and re-profiled secured bank debt and debt for equity exchanges, all of which contribute to substantially reducing Seadrill’s financial leverage.
As part of Seadrill’s restructuring plan, we have agreed to reduce the contractual charter hire for three of our drilling rigs, West Hercules, West Taurus and West Linus, which are bareboat chartered to fully guaranteed affiliates of Seadrill, by approximately 29% for a period of five years, beginning January 2018, with the reduced amounts added back in the period thereafter. The term of the leases for two of the drilling rigs will also be extended by 13 months until December 2024. Concurrently, we have agreed with the banks that finance the rigs to extend the loans for a period of four years, starting from the original maturity date of each of the three separate loan facilities, with reduced amortization during the extension period compared to the current level. This extension is subject to approval of the restructuring plan by the court.
According to Seadrill Limited it has received near unanimous support for its Chapter 11 Plan of Reorganization (the “Plan”) filed with the U.S. Bankruptcy Court for the Southern District of Texas and reorganization efforts. 99.8% of all voting creditors on the Plan aggregated across all creditors classes (excluding ballots cast by holders of interests) voted to accept the Plan. 86% of Seadrill shareholders also voted to accept the Plan. The Plan received approval from every single class of creditors and holders of interests entitled to vote, far exceeding the required thresholds and was approved by the court on April 17, 2018.
For further information on the Seadrill restructuring, please see our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our audited condensed consolidated financial statements and related notes for the year ended December 31, 2017, included in our annual report on Form 20-F filed with the Commission on March 26, 2018 and incorporated by reference herein.
Solship
The Company has five offshore supply vessels on long term charters to an indirect wholly-owned subsidiary of Solstad Farstad ASA (OSE:SOFF) (“Solstad Farstad”). While there are no performance guarantees from Solstad Farstad for these charters, the charters are guaranteed by the charterer’s parent, Solship Invest 3 AS (“Solship”), which is wholly-owned by Solstad Farstad. With the severe downturn in the market for offshore support vessels, the financial situation of both the charterer and the charter guarantor (Solship) has deteriorated. Solship has recently engaged in discussions with its financial creditors, including the Company, regarding restructuring its capital structure and the outcome of these discussions is still pending. The Company and other major financial stakeholders in Solship have agreed to defer payment of any amounts owed to the respective parties until early May 2018 while the discussions are ongoing. Our estimated charter backlog relating to these five offshore supply vessels represents approximately 3% of our total estimated charter backlog as of December 31, 2017. We have provided a limited corporate guarantee of  $30 million under the related financing of the five vessels.
Other Developments
In January 2018, Trym Otto Sjølie joined the Company as Chief Operating Officer. Mr. Sjølie has a background spanning 25 years in the shipping industry in diverse capacities, ranging from asset management, technical and operational management, chartering and engineering. Prior to joining the Company, Mr. Sjølie served as the Managing Director of a shipping fund with a diverse fleet of vessels across multiple asset classes. He previously worked for Höegh Autoliners, a leading international car carrier operator, from 1998 to 2010. Mr. Sjølie holds a Master of Science degree in Marine engineering and Naval Architecture from the Norwegian University of Science and Technology (NTNU) and a Master of Management Degree from BI Norwegian Business School.
In February 2018, the Company sold the 1999-built VLCC Front Circassia to an unrelated third party. The net sale proceeds were approximately $17.5 million, and in addition, the Company will receive an interest bearing loan note of approximately $8.9 million from Frontline Shipping as compensation for the early termination of the charter.
In March 2018, the Company agreed to acquire a fleet of 15 feeder size container vessels, ranging from 1,100 TEU to 4,400 TEU, along with long-term bareboat charters to a leading container line. The charter term will be seven years from delivery, with subsequent purchase obligations by the charterer. The vessels were delivered in April 2018.

In March 2018, the Company announced that it has agreed to sell the 1,700 TEU container vessel SFL Avon to an unrelated third party. The net sales proceeds will be approximately $12.5 million and delivery to the new owner is expected in May 2018.
In April 2018, the Company agreed to extend the charters for the two chemical tankers currently on charter to Sinochem Shipping Co. Ltd. by three years, until 2021.
Corporate Information
We are a holding company incorporated under the laws of Bermuda. We operate through our vessel owning and other subsidiaries incorporated in Bermuda, Liberia, Norway, Cyprus, Malta, the Marshall Islands and the United Kingdom. Our principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number is +1 (441) 295-9500. We maintain an internet site at http://www.shipfinance.bm. The information contained at our internet site is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.
The information above concerning us is only a summary and does not purport to be comprehensive or complete. For additional information about us, you should refer to the information described in “Information Incorporated by Reference” in this prospectus supplement and “Where You Can Find Additional Information” in the accompanying prospectus.

THE OFFERING
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, “we,” “our,” and “us” refer to Ship Finance International Limited and not to any of its existing or future subsidiaries.
Issuer
Ship Finance International Limited, a Bermuda exempted company.
Notes
$150,000,000 aggregate principal amount of      % Convertible Senior Notes due 2023 (plus up to an additional $22,500,000 aggregate principal amount to cover over-allotments).
Maturity
May 1, 2023, unless earlier converted, redeemed or repurchased. At maturity, we will pay the principal amount per note plus accrued and unpaid interest in whole in cash, or in part in common shares and in part in cash, at our election, as described in this prospectus supplement.
Offering Price
    %
Interest
    % per year. Interest will accrue on the notes from the last date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, April   , 2018 and will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2018.
Conversion Rights
You may convert your notes, at your option, in integral multiples of  $1,000 principal amount, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.
Upon conversion, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, our common shares or a combination of cash and our common shares, at our election, all as described in “Description of Notes—Conversion Rights—Settlement upon Conversion.”
Upon conversion of your notes, we will deliver common shares and cash in lieu of fractional common shares, all as described in “Description of Notes—Conversion Rights—Settlement upon Conversion.”
The conversion rate will initially equal         of our common shares per $1,000 principal amount of notes (equivalent to a conversion price of approximately $     per common share), and will be subject to adjustment as described in this prospectus supplement. In addition, we will, in certain circumstances, increase the conversion rate for holders who convert their notes in connection with a make-whole fundamental change. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”
Except in the limited circumstances described in “Description of Notes—Conversion Rights,” upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any. Instead, our delivery to you of the consideration due upon conversion will be deemed to satisfy in full our obligation to pay the principal amount of your note and any accrued and unpaid interest on your note to, but excluding, the conversion date.
Fundamental Change
If a fundamental change occurs at any time prior to the maturity date, holders will have the right to require us to repurchase their notes in cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, every fundamental change is a make-whole fundamental change. As a result, we will, in certain circumstances, increase the conversion rate for holders who convert their notes on or after the effective date for a fundamental change and up to, and including, the later of the close of business on the business day immediately prior to the related fundamental change repurchase date and the close of business on the 35th business day immediately following the date we give notice to holders of the occurrence of the fundamental change. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”
Redemption at Our Option
At any time prior to the 61st scheduled trading day immediately preceding the scheduled maturity date, if 90% or more of the aggregate principal amount of the notes issued on the date of original issuance have been previously purchased or converted, we may redeem all but not part of the remaining outstanding notes at a redemption price, payable in cash, equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date; provided, however, that on or after February 1, 2023, we may only redeem the notes if we have elected stock settlement as the settlement method for conversions on or after February 1, 2023. See “Description of Notes—Optional Redemption.
Additional Amounts
All payments and deliveries made by us or any successor to us under or with respect to the notes, including, but not limited to, payments of principal, payments of interest and payments or deliveries, as the case may be, of cash, our common shares or a combination of cash and our common shares upon conversion, will be made without withholding or deductions, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required by certain jurisdictions, we will pay such additional amounts as may be necessary to ensure that the net amount received by the holder after such withholding or deduction (and after deducting any taxes on the additional amounts) shall equal the amounts that would have been received by such holder had no such withholding or deduction been required, subject to certain exceptions set forth under “Description of Notes—Additional Amounts.”

Ranking
The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured debt, and will be senior in right of payment to any future debt that is expressly subordinated to the notes. The notes will be structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including trade payables and any guarantees that they may provide with respect to any of our existing or future debt, and will be effectively subordinated to any secured debt that we may incur to the extent of the assets securing such debt.
As of December 31, 2017, on a consolidated basis, we had approximately $1.5 billion of debt principal outstanding, of which $1081 million is secured indebtedness (all of which was at the subsidiary level, and none of which was subordinated indebtedness). As of December 31, 2017, after giving pro forma effect to the issuance of the notes (assuming no exercise of the underwriters’ option to purchase additional notes), on a consolidated basis, we would have had approximately $1.7 billion of debt outstanding. As of December 31, 2017, our subsidiaries, including our unconsolidated subsidiaries, had $2.3 billion in total principal debt outstanding, of which $1.9 billion was secured debt. The notes will be structurally subordinated in right of payment to the liabilities of our subsidiaries.
Use of Proceeds
We estimate that the proceeds from this offering will be approximately $     million (or approximately $     million if the underwriters exercise their option to purchase additional notes with respect to the offering in full), after deducting underwriting discounts and commissions and estimated expenses of this offering of approximately $     million (or approximately $     million if the underwriters exercise their option to purchase additional notes with respect to the offering in full).
We intend to use the net proceeds from this offering for general corporate purposes, including working capital. We continuously evaluate potential transactions that we believe will be accretive to earnings, enhance shareholder value or are in the best interests of the Company. Any funds received may be used by us for any corporate purpose, which may include pursuit of other business combinations, the acquisition of vessels or related businesses, the expansion of our operations, repayment of existing debt, share repurchases, short term investments or other uses.
See “Risk Factors—Risks Related to the Notes and our Common Shares—We have not identified any specific use of the net proceeds of this offering of the notes,” and “Use of Proceeds.”
Book-Entry Form
The notes will be issued in book-entry form and will be represented by permanent global notes deposited with, or on behalf of, The Depository Trust Company, or “DTC,” and registered in the name of Cede & Co., as the nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such beneficial interests may be exchanged for certificated securities only in limited circumstances.

Absence of a Public Market For The Notes
The notes are new securities, and there is currently no established market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or for their inclusion in any automated dealer quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market for the notes. However, they are not obligated to do so, and they may discontinue any market-making with respect to the notes at any time and without warning.
NYSE Symbol For Our Common Stock
Our common shares are quoted under the symbol “SFL” on the NYSE.
Trustee, Registrar, Transfer Agent, Paying Agent and Conversion Agent
U.S. Bank National Association. We maintain banking relationships in the ordinary course of business with U.S. Bank National Association and its affiliates. See “Description of Notes—Trustee.”
Important U.S. Federal Income Tax Consequences
We may be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. If we are treated as a PFIC for any taxable year, we will inform investors of our status. Prospective U.S. Holders should consult with their tax advisors as to the consequences of our being a PFIC for any taxable year, including the availability of, and whether or not to make, a QEF election, and should carefully review the information set forth under “Taxation—U.S. Taxation” for additional information.
For the U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of our common shares, see “Taxation.”
Concurrent Offering Of Borrowed Shares
Concurrently with this offering, up to 7,000,000 of our common shares will be offered, by means of a separate prospectus supplement and accompanying prospectus, by selling shareholders, who will borrow such shares through a lending arrangement from certain of the underwriters (or their respective affiliates), each of which is borrowing the shares either directly from SFLC or from its affiliate, which in turn is borrowing the shares from SFLC. We refer to the entities that are borrowing shares from SFLC as the Share Borrowers. The borrowed shares are newly-issued shares issued in connection with this transaction and will be cancelled or held as treasury shares by us upon the expiration or the early termination of the share lending arrangements described herein (unless SFLC directs the borrowed shares to be delivered to a nominee). We expect that the selling shareholders will sell the borrowed shares and use the resulting short position to establish their initial hedge with respect to their investments in the notes. The selling shareholders may effect such transactions by selling the borrowed shares at various prices from time to time through the Share Borrowers or their respective affiliates. The concurrent offering of the borrowed shares is conditioned upon the closing of this offering.

The selling shareholders will receive all of the net proceeds from the sale of the borrowed shares, and neither we nor SFLC will receive any of those proceeds, but we will receive a one-time nominal fee of  $0.01 per share from SFLC for each newly-issued share, and SFLC will receive a fee in respect of the borrowed shares from the Share Borrower for the use of the borrowed shares. Pursuant to the lending agreements between SFLC and each of the Share Borrowers, the Share Borrowers have agreed to pay SFLC an amount of cash equal to the aggregate dividend paid for any cash dividend or distribution we make in respect of the borrowed shares. See “Description of Share Lending Agreements” and “Underwriting.”
Risk Factors
Investing in the notes involves risks. Before deciding whether to invest in the notes, you should carefully consider the risks described under “Risk Factors” beginning on page S-13 of this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement, including our financial statements and the notes thereto.

SELECTED FINANCIAL DATA
Our selected income statement and cash flow statement data with respect to the fiscal years ended December 31, 2017, 2016 and 2015 and our selected balance sheet data with respect to the fiscal years ended December 31, 2017 and 2016, which have been audited by MSPC, Certified Public Accountants and Advisors, A Professional Corporation, our independent registered public accounting firm, as indicated in their report incorporated by reference herein.
The selected income statement and cash flow statement data for the fiscal years ended December 31, 2014 and 2013 and the selected balance sheet data for the fiscal years ended December 31, 2015, 2014 and 2013 have been derived from our consolidated financial statements not included herein. The selected financial data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, our audited consolidated financial statements, including the related notes thereto, incorporated by reference herein, and “Item 5. Operating and Financial Review and Prospects” included in our annual report on Form 20-F for the year ended December 31, 2017, which are incorporated by reference herein. The summary historical financial information provided below does not purport to indicate results of operations as of any future date or for any future period.
	Year Ended December 31,
	2017	2016	2015	2014	2013
	(in thousands of dollars except common share and per share data)
Income Statement Data:
Total operating revenues	380,878	412,951	406,740	327,487	270,860
Net operating income	154,626	168,089	166,046	145,146	117,366
Net income	101,209	146,406	200,832	122,815	89,206
Earnings per share, basic	$1.06	$1.57	$2.15	$1.32	$1.00
Earnings per share, diluted	$1.03	$1.50	$1.88	$1.24	$0.99
Dividends declared	152,907	168,289	162,594	152,142	109,114
Dividends declared per share	$1.60	$1.80	$1.74	$1.63	$1.17
	Year Ended December 31,
	2017	2016	2015	2014	2013
	(in thousands of dollars except common share and per share data)
Balance Sheet Data (at end of period):
Cash and cash equivalents	153,052	62,382	70,175	50,818	58,641
Vessels and equipment, net (including newbuildings)	1,762,596	1,770,616	1,681,466	1,464,700	1,215,624
Investment in direct financing and sales-type leases (including current portion)	618,071	556,035	511,443	746,531	903,408
Investment in associated companies (including loans and receivables)	328,505	330,877	495,479	399,488	571,702
Total assets	3,012,082	2,937,377	3,032,554	3,004,596	3,004,505
Short and long term debt (including current portion)	1,504,007	1,552,874	1,634,205	1,695,501	1,695,401
Capital lease obligations (including current portion)	239,607	122,403	—	—	—
Share capital	1,109	1,015	93,468	93,404	93,260
Stockholders’ equity	1,194,997	1,134,095	1,241,810	1,153,492	1,191,933
Common shares outstanding(1)	110,930,873	101,504,575	93,468,000	93,404,000	93,260,000
Weighted average common shares outstanding(1)	95,596,644	93,496,744	93,449,904	93,330,622	89,508,233
Cash Flow Data:
Cash provided by operating activities	177,796	230,073	258,401	132,401	140,124
Cash provided by (used in) investing activities	48,362	39,399	(205,782)	(21,940)	(73,982)
Cash used in financing activities	(135,488)	(277,265)	(33,262)	(118,284)	(68,043)

Note 1: The number of common shares outstanding at December 31, 2017 and 2016 includes 8,000,000 shares issued as part of a share lending arrangement relating to the issue in October 2016 of senior unsecured convertible bonds. These shares are owned by the Company and will be returned on or before maturity of the bonds in 2021. Accordingly, they are not included in the weighted average number of common shares outstanding at December 31, 2017 and 2016.

RISK FACTORS
An investment in our notes involves a high degree of risk, including the risks we face described in the accompanying prospectus and the documents incorporated by reference herein. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face described in the accompanying prospectus and the documents incorporated by reference herein.
This prospectus supplement does not describe all of the risks of an investment in the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. Before you decide to invest in our securities, you should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in the accompanying prospectus and in our annual report for the year ended December 31, 2017 on Form 20-F, filed with the Commission on March 26, 2018. In addition, you should carefully consider the risks set forth below, as well as other information included in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference into this prospectus supplement that summarize the risks that may materially affect our business. Please refer to the sections entitled “Information Incorporated by Reference” in this prospectus supplement and “Where You Can Find Additional Information” in the accompanying prospectus.
Risks Related to the Notes and Our Common Shares
We expect that the trading price of the notes will be significantly affected by the market price of our common shares, the general level of interest rates, and our credit quality, each of which may be volatile.
The market price of our common shares, as well as the general level of interest rates and our credit quality, will likely significantly affect the trading price of the notes. Each may be volatile and could fluctuate in a way that adversely affects the trading price of the notes and our shares.
We cannot predict whether the market price of our common shares will rise or fall. The market price of our common shares will be influenced by a number of factors, including general market conditions, variations in our operating results, earnings per share, cash flows, deferred revenue, other financial and non-financial metrics and other factors described in greater detail elsewhere in this section, many of which are beyond our control.
The market price of our common shares also could be affected by possible sales of common shares by investors who view the notes as an attractive means of equity participation in us and by hedging or arbitrage activity involving our common shares that we expect to develop as a result of the issuance of the notes, including in connection with the concurrent transaction. The hedging or arbitrage activity could, in turn, affect the trading prices of the notes.
We also cannot predict whether interest rates will rise or fall. During the term of the notes, interest rates will be influenced by a number of factors, most of which are beyond our control. However, if interest rates increase, the premium associated with the convertibility of the notes will increase, but the trading price of the notes will decrease, and if interest rates decrease, the premium associated with the convertibility of the notes will decrease, but the trading price of the notes will increase.
In addition, our credit quality may vary substantially during the term of the notes and will be influenced by a number of factors, including variations in our cash flows, our ability to comply with the covenants in our credit facilities and obtain waivers for any breaches and the amount of indebtedness we have outstanding. Any decrease in our credit quality is likely to negatively impact the trading price of the notes.
The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.
The notes will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes; equally in right of payment with any of our existing and future liabilities that are not so subordinated; effectively junior in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt will be available to pay obligations on the notes only after the secured debt has been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional debt.
As of December 31, 2017, on a consolidated basis, we had approximately $1.5 billion of debt principal outstanding, of which $1081 million is secured indebtedness (all of which was at the subsidiary level, and none of which was subordinated indebtedness). As of December 31, 2017, after giving pro forma effect to the issuance of the notes (assuming no exercise of the underwriters’ option to purchase additional notes), on a consolidated basis, we would have had approximately $1.7 billion of debt outstanding. As of December 31, 2017, our subsidiaries, including our unconsolidated subsidiaries, had $2.3 billion in total principal debt outstanding, of which $1.9 billion was secured debt. The notes will be structurally subordinated in right of payment to the liabilities of our subsidiaries.
The notes are our obligations only and our operations are conducted through, and substantially all of our assets are held by, our subsidiaries.
The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. Substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. The notes will be structurally subordinated in right of payment to our subsidiaries’ liabilities.
We are highly leveraged and subject to restrictions in our financing agreements that impose constraints on our operating and financing flexibility.
We have significant indebtedness outstanding under our Norwegian kroner, or NOK, 900 million senior unsecured bonds due 2019, our NOK 500 million senior unsecured bonds due 2020 and our unsecured 5.75% Convertible Senior Notes due 2021. We have also entered into loan facilities that we have used to refinance existing indebtedness and to acquire additional vessels. We may need to refinance some or all of our indebtedness on maturity of our convertible notes, bonds or loan facilities and to acquire additional vessels in the future. We cannot assure you that we will be able to do so on terms acceptable to us or at all. If we cannot refinance our indebtedness, we will have to dedicate some or all of our cash flows, and we may be required to sell some of our assets, to pay the principal and interest on our indebtedness. In such a case, we may not be able to pay dividends to our shareholders and may not be able to grow our fleet as planned. We may incur additional debt in the future.
Our loan facilities and the indentures for our convertible notes and bonds subject us to limitations on our business and future financing activities, including:
•
limitations on the incurrence of additional indebtedness, including issuance of additional guarantees;

•
limitations on incurrence of liens;

•
limitations on our ability to pay dividends and make other distributions; and

•
limitations on our ability to renegotiate or amend our charters, management agreements and other material agreements.

Further, our loan facilities contain financial covenants that require us to, among other things:
•
provide additional security under the loan facility or prepay an amount of the loan facility as necessary to maintain the fair market value of our vessels securing the loan facility at not less than specified percentages (ranging from 100% to 150%) of the principal amount outstanding under the loan facility;

•
maintain available cash on a consolidated basis of not less than $25 million;

•
maintain positive working capital on a consolidated basis; and

•
maintain a ratio of total liabilities to adjusted total assets of less than 0.80.

Under the terms of our loan facilities, we may not make distributions to our shareholders if we do not satisfy these covenants or receive waivers from the lenders. We cannot assure you that we will be able to satisfy these covenants in the future.
Due to these restrictions, we may need to seek permission from our lenders in order to engage in some corporate actions. Our lenders’ interests may be different from ours and we cannot guarantee that we will be able to obtain our lenders’ permission when needed. This may prevent us from taking actions that are in our best interests.
Our debt service obligations require us to dedicate a substantial portion of our cash flows from operations to required payments on indebtedness and could limit our ability to obtain additional financing, make capital expenditures and acquisitions, and carry out other general corporate activities in the future. These obligations may also limit our flexibility in planning for, or reacting to, changes in our business and the shipping industry or detract from our ability to successfully withstand a downturn in our business or the economy generally. This may place us at a competitive disadvantage to other less leveraged competitors.
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt because of factors beyond our control, including the failure of our existing profit sharing arrangements to generate revenues. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our subsidiaries may also be restricted by the terms of their credit facilities from distributing the necessary cash to us to pay our debt. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
We may still incur substantially more debt or take other actions which would intensify the risks discussed above.
We and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due. Our existing credit facilities restrict our ability to incur additional indebtedness, including secured indebtedness, but if the facilities mature or are repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

The notes and the indenture that will govern the notes will contain limited protections against certain types of important corporate events and may not protect your investment upon the occurrence of such corporate events and will not protect your investment upon the occurrence of other corporate events.
The indenture for the notes will not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;

•
protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•
limit our ability to pledge assets to secure our existing or future debt;

•
limit our ability to incur indebtedness that is equal in right of payment to the notes;

•
limit our ability to incur indebtedness with a maturity date earlier than the maturity date of the notes;

•
restrict the ability of our subsidiaries to issue securities or incur liability that would be structurally senior to our indebtedness;

•
restrict our ability to purchase or prepay our securities; or

•
restrict our ability to make investments or to purchase or pay dividends or make other payments in respect of our common shares or other securities ranking junior to the notes.

In addition, the indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” and “Description of Notes—Consolidation, Merger and Sale of Assets.” Consequently, your rights under the notes may be substantially and adversely affected upon any fundamental change or if we or our subsidiaries take certain actions that could either increase the probability that we default on the notes or reduce the recovery that you are likely to receive upon any such default.
Regulatory actions and other events may adversely affect the trading price and liquidity of the notes.
We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common shares underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common shares in lieu of or in addition to short selling the common shares.
The Commission and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common shares). These rules and actions include Rule 201 of Commission Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Act. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common shares or enter into swaps on our common shares could adversely affect the trading price and the liquidity of the notes.
In addition, if investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our common shares, in each case on commercially reasonable terms, the trading price and liquidity of the notes may be adversely affected.

Future sales of our common shares in the public market, as well as sales of the borrowed shares in the concurrent offering, could lower the market price for our common shares and adversely impact the trading price of the notes.
In the future, we may sell additional common shares to raise capital. In addition, a substantial number of common shares are reserved for issuance and upon the conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common shares. Sales of a substantial number of common shares in the public market, including sales by any selling shareholder, or the perception that large sales could occur or the conversion into common shares of our 5.75% Convertible Senior Notes due 2021 or the perception that any such conversion could occur or the issuance, at our election, of our common shares (and cash) at maturity if we exercise the share settlement option of such convertible notes or the notes offered hereby, or the perception that such issuances could occur, could depress the market price of our common shares. Such future sales, or perception thereof, could also impair our ability to raise capital through future offerings of equity or equity-linked securities. As of April 17, 2018, we had 118,582,238 common shares outstanding, including the newly-issued shares offered in connection with the share lending arrangements described herein.
Concurrently with this offering and by means of a separate prospectus supplement and accompanying prospectus, up to 7,000,000 of our common shares will be offered by selling shareholders, who will borrow such shares through lending arrangements from certain of the underwriters (or their respective affiliates), each of which is borrowing the shares either directly from SFLC or from its affiliate, which in turn is borrowing the shares from SFLC. We refer to the entities that are borrowing shares from SFLC as the Share Borrowers. We expect that the selling shareholders will sell the borrowed shares and use the resulting short position to establish their initial hedge with respect to their investments in the notes. The selling shareholders may effect such transactions by selling the borrowed shares at various prices from time to time through the Share Borrowers or their respective affiliates. The selling shareholders will receive all of the net proceeds from the sale of the borrowed shares, and neither we nor SFLC will receive any of those proceeds, but we will receive a one-time nominal fee of  $0.01 per share from SFLC, and SFLC will receive a fee in respect of the borrowed shares from the Share Borrowers for the use of the borrowed shares. Pursuant to separate lending agreements between SFLC and the Share Borrowers, each Share Borrower has agreed to pay SFLC an amount of cash equal to the aggregate dividend paid for any cash dividend or distribution we make in respect of the borrowed shares.
All borrowed shares (or identical shares or, in certain circumstances, the cash value thereof) must be returned to SFLC or its nominee on or about the maturity date of the notes or, if earlier, on or about the date as of which all of the notes cease to be outstanding as a result of redemption, repurchase, conversion or other acquisition for value (or earlier in certain other circumstances). See “Description of Share Lending Agreements.” The existence of these arrangements, the short sales of our common shares effected in connection with the sale of the notes or any unwind of such short sales could cause the market price of our common shares to be lower over the term of these arrangements than it otherwise would have been, due to the effect of the increase in the number of our outstanding common shares being traded in the market or otherwise.
In addition, the existence of the notes also may encourage short selling by market participants because the conversion of the notes could depress our common share price. The price of our common shares could be affected by possible sales of our common shares by investors who view the notes as a more attractive means of equity participation in us or as a means to engage in hedging or arbitrage trading activity, which we expect to occur involving our common shares. This hedging or arbitrage could, in turn, affect the market price of the notes.
The adjustments by holders of the notes of their hedging positions in our common shares and the expectation thereof may have a negative effect on the market price of our common shares.
The short positions in our common shares resulting from the share lending arrangements and the sale of borrowed shares in the concurrent offering are expected to be used by the Share Borrowers to facilitate hedging, including through short sales of our common shares, by holders of the notes. The borrowed shares sold in the concurrent offering may be more or less than the number of shares that will be needed from time to time by the holders of the notes to hedge their exposure under the notes. Any buying or selling of shares of our common stock by the holders of the notes to adjust their hedging positions may affect the market price of our common shares.

Changes in the accounting guidelines relating to the borrowed shares sold in the concurrent offering could decrease our reported net loss or earnings per share and potentially affect our common share price.
Because the amount of borrowed shares sold in the concurrent offering (or in certain circumstances, the cash value thereof) must be returned to SFLC upon the expiration or early termination of the share lending arrangements pursuant to their terms (unless SFLC directs the borrowed shares to be delivered to a nominee), we believe that under U.S. GAAP, as presently in effect, the borrowed shares will not be considered outstanding for the purpose of computing and reporting our earnings or loss per share. If accounting guidelines were to change in the future, we may become required to treat the borrowed shares as outstanding for purposes of computing earnings or loss per share, and our reported earnings or loss per share would be reduced, which could affect the market price of our common shares.
We may not have enough available cash or the ability to raise additional funds necessary to pay interest on the notes, to repurchase the notes upon a fundamental change or to settle conversions of the notes in cash.
The notes bear interest semi-annually at a rate of  % per year. In addition, in certain circumstances, we are obligated to pay additional interest or special interest on the notes. If a fundamental change occurs, holders of the notes may require us to repurchase all or a portion of their notes in cash. The terms of our credit facilities may also restrict our ability to repurchase all or a portion of the notes upon a fundamental change in certain circumstances. Furthermore, upon conversion of any notes, unless we elect (or are required) to deliver solely common shares to settle the conversion (excluding cash in lieu of delivering fractional common shares), we must make cash payments in respect of the notes. Any of the cash payments described above could be significant, and we may not have enough available cash or be able to raise additional funds to make such payments when due. If we fail to pay interest on the notes, repurchase the notes when required or deliver the consideration due upon conversion, we will be in default under the indenture. See “Description of Notes—Interest,” “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Settlement upon Conversion” and “Description of Notes—Events of Default.”
Upon conversion of the notes or if we exercise the share settlement option, you may receive less valuable consideration than expected because the value of our common shares may decline after you exercise your conversion right or we exercise such option but before we settle our conversion obligation or deliver shares with respect to the principal amount owed at maturity.
A converting holder will be exposed to fluctuations in the trading price of our common shares during the period from the date the holder elects to convert its notes until the date we settle our conversion obligation and, if we exercise the share settlement option, as described under “Description of Notes—Share Settlement Option at Maturity,” holders will be exposed to fluctuations in the trading price of our common shares after we make such election until the date we deliver shares in respect of the principal amount owed at maturity. We will have the option to pay or deliver, as the case may be, cash, shares of our common shares or a combination of cash and shares of common shares, at our election to settle our conversion option. If we elect to settle our conversion obligation solely in cash or in a combination of cash and common shares, then the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average prices of our common shares for each trading day in a 50 consecutive trading-day observation period. As described under “Description of Notes—Settlement upon Conversion,” this period would be (i) if the relevant conversion date occurs before February 1, 2023, the 50 consecutive trading days beginning on, and including, the second trading day after the conversion date; and (ii) if the relevant conversion date occurs on or after February 1, 2023, the 50 consecutive trading days beginning on, and including, the 51st scheduled trading day immediately preceding the maturity date. If we elect to exercise the share settlement option, the amount of cash you will receive at maturity will be determined by reference to the volume-weighted average prices of our common stock in the 50 consecutive trading day period beginning on the 51st scheduled trading day immediately preceding the maturity date. Accordingly, if the trading price of our common shares decreases during this period, or after this period and until we deliver the consideration due upon conversion or in respect of the principal amount owed at maturity, the amount or value of consideration you receive will be adversely affected. In addition, if the market price of our common shares on the date we deliver the consideration due upon conversion or in respect of the principal amount owed at maturity is below the average of the volume-weighted average price of our common shares during the relevant period, then the amount of cash or the value of any shares of our common shares that you will receive in satisfaction of our conversion obligation or our obligation to deliver cash and shares in respect of the principal amount owed at maturity will be less than the value used to determine the amount of cash or number of shares that you will receive.
The accounting method for convertible debt securities that may be settled in cash, such as the notes we are offering, could have a material effect on our reported financial results.
In May 2008, the Financial Accounting Standards Board, or FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, or ASC 470-20. ASC 470-20 requires an entity to separately account for the liability and equity components of convertible debt instruments whose conversion may be settled entirely or partially in cash (such as the notes we are offering) in a manner that reflects the issuer’s economic interest cost for non-convertible debt. The liability component of the notes we are offering will initially be valued at the fair value of a similar debt instrument that does not have an associated equity component and will be reflected as a liability in our consolidated balance sheet. The equity component of the notes we are offering will be included in the additional paid-in capital section of our stockholders’ equity on our consolidated balance sheet, and the value of the equity component will be treated as original issue discount for purposes of accounting for the debt component. This original issue discount will be amortized to non-cash interest expense over the term of the notes, and we will record a greater amount of non-cash interest expense in current periods as a result of this amortization. Accordingly, we will report lower net income in our financial results because ASC 470-20 will require the interest expense associated with the notes to include both the current period’s amortization of the debt discount and the notes’ coupon interest, which could adversely affect our reported or future financial results, the trading price of our common shares and the trading price of the notes.
In addition, under certain circumstances, convertible debt instruments whose conversion may be settled entirely or partly in cash (such as the notes we are offering) are currently accounted for using the treasury stock method. Under this method, the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share unless the conversion value of the notes exceeds their principal amount at the end of the relevant reporting period. If the conversion value exceeds their principal amount, then, for diluted earnings per share purposes, the notes are accounted for as if the number of common shares that would be necessary to settle the excess, if we elected to settle the excess in shares, are issued. The accounting standards in the future may not continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares, if any, issuable upon conversion of the notes, then our diluted earnings per share could be adversely affected.
The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any value that your notes lose as a result of such transaction.
If a make-whole fundamental change occurs prior to the maturity date, we will, under certain circumstances, increase the conversion rate by a number of additional common shares for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and either the average of the last reported sale prices of our common shares over the five trading day period immediately preceding the effective date of the make-whole fundamental change or the cash price paid per common share in the transaction, in each case, as described below under “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.” The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.
In addition, if the average of the last reported sale price of our common shares over the five trading day period immediately preceding the effective date of the make-whole fundamental change or the cash price paid per common share in the make-whole fundamental change, as the case may be, is greater than $     per share or less than $     per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate.

Moreover, in no event will the conversion rate be increased pursuant to the make-whole fundamental change provisions to exceed           common shares per $1,000 principal amount of notes, subject to adjustment in the same manner, at the same time and for the same events for which we must adjust the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”
Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
The conversion rate of the notes may not be adjusted for all dilutive events.
As described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments,” we will adjust the conversion rate of the notes for certain events, including, among others:
•
the issuance of certain share and cash dividends on our common shares;

•
the issuance of certain rights or warrants;

•
certain subdivisions and combinations of our capital stock;

•
certain distributions of capital stock, indebtedness or assets; and

•
certain tender or exchange offers.

We will not adjust the conversion rate for other events, an issuance of our common shares for cash or in connection with an acquisition, that may dilute our common shares, thereby adversely affecting its market price. Because the trading price of the notes depends on the market price our common shares, any event that dilutes our common shares and adversely affects the market price of our common shares will likely also adversely affect the trading price of the notes.
We will not be obligated to purchase the notes upon the occurrence of all significant transactions that are likely to affect the market price of our common shares and/or the trading price of the notes.
Because the term fundamental change is limited to certain specified transactions, it does not include all events that could adversely affect our financial condition and/or the market price of our common shares and the trading price of the notes. For example, we will not be required to purchase any notes upon the occurrence of a transaction that would otherwise constitute a fundamental change, or in connection with certain types of transactions that would otherwise constitute a fundamental change, if more than 90% of the consideration received by holders of our common shares in the transaction(s) consists of common shares traded on the NYSE, The NASDAQ Global Market or The NASDAQ Global Select Market. Furthermore, certain other transactions, such as leveraged recapitalizations, refinancings, restructurings or certain acquisitions of other entities by us or our subsidiaries, would not constitute a fundamental change requiring us to purchase the notes or to increase the conversion rate, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure, thereby adversely affecting the holders of the notes.
We cannot assure you that an active trading market will develop for the notes.
Prior to this offering, there has been no trading market for the notes, and we do not intend to apply for listing of the notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system. We have been informed by the initial purchasers that they intend to make a market in the notes after the offering is completed. However, the initial purchasers may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the trading price of the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the trading price and the liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time, or you may not be able to sell your notes at a favorable price.

As a holder of the notes, you will not be entitled to any rights with respect to our common shares, but you will be subject to all changes made with respect to our common shares.
If you hold notes, you will not be entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares) until the conversion date for those notes (if we elect, or are required, to settle the conversion by delivering solely common shares, excluding cash in lieu of any fractional share), the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and common shares in respect of the relevant conversion, and common shares become due upon settlement of that conversion) or the second business day following the last trading day of the relevant determination period (if we elect to exercise our share settlement option, as described under “Description of Notes—Share Settlement Option at Maturity”), but you will be subject to all changes affecting our common shares. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date you are deemed the record owner of the shares of our common shares, if any, due upon conversion or settlement at maturity, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common shares.
If securities analysts stop publishing research or reports about us or our business or if they downgrade our common shares, the market price of our common shares and, consequently, the trading price of the notes, could decline.
The market for our common shares relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. If any analyst who covers us downgrades our stock or lowers its future stock price targets or estimates of our operating results, our stock price could decline rapidly. Furthermore, if any analyst ceases to cover our company, we could lose visibility in the market, which in turn could cause the market price of our common shares to decline.
We do not expect the notes to be rated, but if the notes are rated, they may receive a lower rating than anticipated, which would likely adversely affect the trading price of the notes.
We do not intend to seek a rating for the notes and believe it is unlikely that the notes will be rated. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, reduces its rating of the notes or announces its intention to put us on credit watch, the market price of our common shares and the trading price of the notes would likely decline. No report of any rating agency is incorporated by reference herein.
Certain provisions in the indenture governing the notes could delay or prevent an otherwise beneficial takeover or takeover attempt of us.
Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if a takeover would constitute a fundamental change, holders of the notes will have the right to require us to repurchase their notes in cash. In addition, if a takeover constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their notes in connection with such takeover. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.
The notes will initially be held in book-entry form and, therefore, holders must rely on the procedures and the relevant clearing systems to exercise their rights and remedies.
Unless and until certificated notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if a holder owns a book-entry interest, such holder will be permitted to act only to the extent such holder has received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure holders that the procedures implemented for the granting of such proxies will be sufficient to enable holders to vote on any requested actions on a timely basis.
We have not identified any specific use of the net proceeds of this offering of the notes.
Our board of directors and management will have broad discretion over the use of the proceeds we receive in this offering. We continuously evaluate potential transactions that we believe will be accretive to earnings, enhance shareholder value or are in the best interests of the Company. Any funds received may be used by us for any corporate purpose, which may include pursuit of other business combinations, the acquisition of vessels or related businesses, the expansion of our operations, repayment of existing debt, share repurchases, short term investments or other uses. The failure of our management to use the net proceeds from this offering of the notes effectively could have a material adverse effect on our business, and thereby adversely affect the holders of the notes.
The fundamental change repurchase feature of the notes may delay or prevent an otherwise beneficial attempt to take over our company.
The terms of the notes require us to repurchase the notes for cash at the option of the holder in the event of a fundamental change and in certain circumstances require us to increase the conversion rate for conversions in connection with a make-whole adjustment event. A takeover of our company may trigger an option of the holder to require us to repurchase the notes. These features may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors in the notes.
Changes in our dividend policy could adversely affect holders of our common shares.
Any dividend on our common shares that we declare is at the discretion of our Board of Directors and subject to the requirements of Bermuda law. We cannot assure you that our dividend will not be reduced or eliminated in the future. Our profitability and corresponding ability to pay dividends is substantially affected by amounts we receive through charter hire and profit sharing payments from our charterers. Our entitlement to profit sharing payments, if any, is based on the financial performance of our vessels which is outside of our control. If our charter hire and profit sharing payments decrease substantially, we may not be able to continue to pay dividends at present levels, or at all. For example, our revenues from profit sharing payments decreased from $51.5 million for the year ended December 31, 2016 to $5.8 million for the year ended December 31, 2017. We are also subject to contractual limitations on our ability to pay dividends pursuant to certain debt agreements, and we may agree to additional limitations in the future. Additional factors that could affect our ability to pay dividends include statutory and contractual limitations on the ability of our subsidiaries to pay dividends to us, including under current or future debt arrangements.
Because we are a foreign corporation, you may not have the same rights as a shareholder in a U.S. corporation has.
We are a Bermuda exempted company. Bermuda law may not as clearly establish your rights and the fiduciary responsibilities of our directors as do statutes and judicial precedent in some jurisdictions in the United States. In addition, most of our directors and officers are not resident in the United States and the majority of our assets are located outside of the United States. As a result, investors may have more difficulty in protecting their interests and enforcing judgments in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.
You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes, even though you do not receive a corresponding cash distribution.
The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as certain cash dividends, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Taxation.”
There is a risk that U.S. tax authorities could treat us as a “passive foreign investment company”, which would have adverse U.S. federal income tax consequences to U.S. shareholders.
A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of  “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of  “passive income.” For purposes of these tests, “passive income” includes dividends, interest and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income”, but income from bareboat charters does constitute “passive income.”
U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.
Under these rules, if our income from our time charters is considered to be passive rental income, rather than income from the performance of services, we will be considered to be a PFIC. We believe that it is more likely than not that our income from time charters will not be treated as passive rental income for purposes of determining whether we are a PFIC. Correspondingly, we believe that the assets that we own and operate in connection with the production of such income do not constitute passive assets for purposes of determining whether we are a PFIC. This position is principally based upon the positions that (1) our time charter income will constitute services income, rather than rental income, and (2) Frontline Management and Golden Ocean Management, which provide services to certain of our time-chartered vessels, will be respected as separate entities from Frontline Shipping Limited, or “Frontline Shipping,” (a subsidiary of Frontline) and the Golden Ocean Charterer, with which they are respectively affiliated. We do not believe that we will be treated as a PFIC for our 2017 taxable year. Nevertheless, for the 2018 taxable year and future taxable years, depending upon the relative amounts of income we derive from our various assets as well as their relative fair market values, we may be treated as a PFIC.
We note that there is no direct legal authority under the PFIC rules addressing our current and expected method of operation. Accordingly, no assurance can be given that the Internal Revenue Service, or the IRS, or a court of law will accept our position, and there is a significant risk that the IRS or a court of law could determine that we are a PFIC. Furthermore, even if we would not be a PFIC under the foregoing tests, no assurance can be given that we would not constitute a PFIC for any future taxable year if the nature and extent of our operations were to change.
If the IRS were to find that we are or have been a PFIC for any taxable year, our U.S. shareholders will, and holders of our notes may, face adverse U.S. federal income tax consequences. For example, U.S. non-corporate shareholders would not be eligible for the preferential rate on dividends that we pay.

USE OF PROCEEDS
We estimate that the proceeds from this offering will be approximately $     million (or approximately $     million if the underwriters exercise their option to purchase additional notes with respect to the offering in full), after deducting the underwriters’ estimated fees and expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, including working capital. We continuously evaluate potential transactions that we believe will be accretive to earnings, enhance shareholder value or are in the best interests of the Company. Any funds received may be used by us for any corporate purpose, which may include pursuit of other business combinations, the acquisition of vessels or related businesses, the expansion of our operations, repayment of existing debt, share repurchases, short term investments or other uses. See “Risk Factors—Risks Related to the Notes and our Common Shares—We have not identified any specific use of the net proceeds of this offering of the notes.”

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2017, on:
•
an actual basis;

•
an as adjusted basis to give effect to the redemption of approximately $0.06 million aggregate principal amount of our Convertible Senior Notes due 2018 in February 2018 and the repayment of our remaining Convertible Senior Notes due 2018, for which we paid $63.2 million in cash and issued 651,365 common shares of the Company, in February 2018; and

•
an as further adjusted basis to give effect to this offering (without giving effect to the underwriters’ option to purchase additional notes) and the application of the proceeds therefrom.

We have estimated that the net proceeds of this offering, without giving effect to the underwriters’ option to purchase additional notes, after deducting the estimated underwriting fee will be approximately $    .
There have been no other material adjustments to our capitalization since December 31, 2017, as so adjusted.
You should read the information below in conjunction with the section of this prospectus supplement entitled “Use of Proceeds” and the consolidated financial statements and related notes included in our annual report on Form 20-F for the year ended December 31, 2017, filed with the Commission on March 26, 2018 and incorporated by reference herein.
	As of December 31, 2017
	Actual	As adjusted	As further adjusted for this offering
	(in thousands of U.S. dollars)
Cash	$153,052	$89,834	$
Secured Bank Debt	$1,081,204	$1,081,204	$
NOK500 million Senior Unsecured Bonds due 2020	61,001	61,001
3.25% Convertible Senior Notes due 2018	63,218	—
5.75% Convertible Senior Notes due 2021	225,000	225,000
NOK900 million Senior Unsecured Bonds due 2019	92,477	92,477
% Convertible Senior Notes due 2023 offered hereby(1)	—	—
Total debt(2)	$1,522,900	$1,459,682	$
Shareholders’ equity(3)	$1,194,997	$1,258,151	$
Total capitalization(4)	$2,564,845	$2,627,999	$

(1)
Disclosed at face value, subject to a final accounting determination following the completion of this offering.

(2)
The total debt numbers do not include $786 million of secured bank debt held in our non-consolidated subsidiaries, the majority of which is non-recourse to us.

(3)
150,000,000 common shares authorized, par value $0.01 per share; as of December 31, 2017, 110,930,873 common shares issued and outstanding on an actual basis; 111,582,238 common shares issued and outstanding on an as adjusted and as further adjusted basis; 7,000,000 new common shares, the maximum number of common shares that may be offered in the concurrent offering of the common shares will be issued in connection with the share lending agreements; does not reflect the issuance of any common shares upon conversion of the notes offered hereby, or the unsecured 5.75% Senior Convertible Notes due 2021. Because the common shares issued in connection with the share lending agreements must generally be returned to SFLC upon the expiration or early termination of the share lending arrangements pursuant to their terms (unless SFLC directs the borrowed shares to be delivered to a nominee), we believe that under U.S. GAAP, as presently in effect, such borrowed shares will not be considered outstanding for the purpose of computing and reporting our earnings or loss per share.

(4)
The total capitalization equals total debt plus shareholders’ equity less cash and cash equivalents.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our unaudited ratio of earnings to fixed charges for each of the fiscal years ended December 31, 2013, 2014, 2015, 2016, and 2017. We do not have any preferred stock outstanding and therefore does not pay any preference security dividends.
	For The Years Ended December 31,
	2013	2014	2015	2016	2017
	(In thousands of U.S. dollars, except ratios)
Earnings:
Net income	$89,206	$122,815	$200,832	$146,406	$101,209
Add: Fixed charges	87,482	86,371	70,987	73,087	91,605
Less: Interest capitalized	257	290	404	1,244	1,191
Total earnings	$176,431	$208,896	$271,415	$218,249	$191,623
Fixed charges:
Interest expensed and capitalized	$76,177	$75,100	$59,374	$62,115	$82,591
Interest portion of rental expense(1)	—	—	—	—	—
Amortization and write-off of capitalized expenses relating to indebtedness	11,305	11,271	11,613	10,972	9,014
Total fixed charges	$87,482	$86,371	$70,987	$73,087	$91,605
Ratio of earnings to fixed charges	2.02x	2.42x	3.82x	2.99x	2.09x

(1)
Interest portion of rental expense at an appropriate interest factor.

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income available to common stockholders plus interest expense and any amortization and write-off of capitalized expenses relating to indebtedness. Fixed charges consist of interest expense and capitalized, the interest portion of rental expense and amortization and write-off of capitalized expenses relating to indebtedness.

DIVIDEND POLICY
Our Board of Directors adopted a policy in May 2004 in connection with our public listing, whereby we seek to pay a regular quarterly dividend, the amount of which is based on our contracted revenues and growth prospects. Our goal is to increase our quarterly dividend as we grow our business, but the timing and amount of dividends, if any, is at the sole discretion of our Board of Directors and will depend upon, among other things, our operating results, financial condition, cash requirements, restrictions in terms of financing arrangements and other factors.
We have paid dividends for 56 consecutive quarters including the announced dividend payment of $0.35 per share in respect of the quarter ending December 31, 2017, which was paid in cash on March 27, 2018 to shareholders of record as of March 16, 2018. For the years ended December 31, 2015, 2016 and 2017 and we paid aggregate dividends in cash to our shareholders in the amounts of  $162.6 million ($1.74 per share), $168.3 million ($1.80 per share) and $152.9 million ($1.60 per share), respectively. Our ability to pay dividends is always subject to the discretion of our Board of Directors, the requirements of Bermuda law and the limitations contained in our bond and debt facilities and there can be no assurance we will continue to pay dividends in similar amounts, if at all. Please see “Risk Factors—Risks Related to the Notes and our Common Shares—Changes in our dividend policy could adversely affect holders of our common shares.”
We have paid the following cash dividends in 2013, 2014, 2015, 2016, 2017 and 2018:
Payment Date	Amount Per Share
2013
June 28, 2013	$0.39
September 27, 2013	$0.39
December 30, 2013	$0.39
2014
March 28, 2014	$0.40
June 30, 2014	$0.41
September 30, 2014	$0.41
December 30, 2014	$0.41
2015
March 27, 2015	$0.42
June 30, 2015	$0.43
September 30, 2015	$0.44
December 30, 2015	$0.45
2016
March 31, 2016	$0.45
June 29, 2016	$0.45
September 29, 2016	$0.45
December 29, 2016	$0.45
2017
March 30, 2017	$0.45
June 30, 2017	$0.45
September 29, 2017	$0.35
December 29, 2017	$0.35
2018
March 27, 2018	$0.35

PRICE RANGE OF OUR COMMON SHARES
Our common shares were listed on the NYSE on June 15, 2004, and commenced trading on that date under the symbol “SFL”. On April 17, 2018, there were 452 shareholders of record of our common shares.
The following table sets forth, for each of the five most recent full financial years, the high and low closing prices of our common shares on the NYSE.
Fiscal Year Ended December 31,	High	Low
2017	$15.95	$12.45
2016	$16.57	$10.31
2015	$17.69	$13.89
2014	$19.82	$13.11
2013	$17.78	$14.35
The following table sets forth, for each full financial quarter for the two most recent fiscal years, the high and low closing prices of our common shares on the NYSE.
Fiscal Year Ended December 31, 2018	High	Low
First quarter	$15.90	$14.05
Fiscal Year Ended December 31, 2017	High	Low
Fourth quarter	$15.90	$14.45
Third quarter	$14.55	$12.90
Second quarter	$14.65	$12.45
First quarter	$15.95	$14.25
Fiscal Year Ended December 31, 2016	High	Low
Fourth quarter	$15.00	$12.30
Third quarter	$15.78	$13.86
Second quarter	$16.17	$13.39
First quarter	$16.57	$10.31
The following table sets forth, for the most recent completed six months and for the month of April, the high and low closing prices for the common shares on the NYSE.
	High	Low
April 2018 (through and including April 17, 2018)	$14.75	$14.15
March 2018	$14.90	$14.05
February 2018	$15.25	$14.45
January 2018	$15.90	$15.20
December 2017	$15.75	$14.70
November 2017	$15.90	$14.85
October 2017	$14.95	$14.45

DESCRIPTION OF NOTES
We will issue the notes under an indenture (the “indenture”) dated as of October 5, 2016, between us and U.S. Bank National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture with respect to the notes, to be dated as of April   , 2018, which we refer to as the supplemental indenture. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act. You may request a copy of the indenture (which includes the form of note) from us at the address set forth under “Where You Can Find More Information.”
The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. Whenever particular provisions or defined terms of the indenture or the notes are referred to, these provisions or defined terms are incorporated in this prospectus supplement by reference. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.
For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Ship Finance International Limited and not to its subsidiaries, unless stated otherwise.
General
The notes:
•
will be our general unsecured, senior obligations;

•
will initially be limited to an aggregate principal amount of  $150,000,000 (or $22,500,000 if the underwriters exercise their option to purchase additional notes with respect to the offering in full);

•
will bear cash interest from April   , 2018, at an annual rate of     % payable on February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2018;

•
will be subject to redemption at our option at any time prior to the 61st scheduled trading day prior to the maturity date if 90% or more of the aggregate principal amount of notes issued as of the last date of original issuance of the notes shall have been previously purchased or converted at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

•
will be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•
will mature on May 1, 2023, unless earlier converted, redeemed or repurchased;

•
will be issued in minimum denominations of  $1,000 principal amount and in integral multiples of $1,000 in excess thereof; and

•
will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

The notes may be converted based on an initial conversion rate of        shares of the Company’s common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $     per common share) at any time prior to the close of business on the second scheduled trading day prior to the maturity date. The conversion rate is subject to adjustment if certain events occur. Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, our common shares or a combination of cash and our common shares, at our election, as described below under “—Conversion Rights—Settlement upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date (as defined below) except under the limited circumstances described below.

The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us or any of our affiliates from paying dividends or issuing or repurchasing our other securities, including those junior to the notes. Other than the restrictions described under “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders or result in a decline in the credit rating of the notes (if the notes are rated at such time).
We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount; provided, however, that if any such additional notes are not fungible with the notes offered hereby for federal income tax purposes, then such additional notes will have a separate CUSIP number. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes repurchased by us will be retired and no longer outstanding under the indenture.
The notes will be issued in minimum denominations of  $1,000 principal amount and in integral multiples of  $1,000 in excess thereof. References to “a note” or “each note” in this prospectus supplement refer to $1,000 principal amount of the notes.
We do not intend to list the notes on a national securities exchange or any interdealer quotation system.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay or cause to be paid the principal of and interest on notes in global form registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
We will pay or cause to be paid the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in the continental United States as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to any holder of an aggregate principal amount of notes less than or equal to $5.0 million, by check mailed to such holder, and (ii) to any holder of an aggregate principal amount of notes greater than $5.0 million, either by check mailed to such holder or, upon application by such holder to the registrar not later than the relevant record date (as defined below), by wire transfer in immediately available funds to such holder’s account within the United States, which application shall remain in effect until such holder notifies, in writing, the registrar to the contrary.
A holder of certificated notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of the depositary. See “—Book-Entry, Settlement and Clearance.” No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we, the trustee or the registrar may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.
The trustee and the registrar will not be required to transfer or exchange any note after we have delivered a redemption notice or after it has been surrendered for conversion or required repurchase.
The registered holder of a note will be treated as the owner of it for all purposes.
Interest
The notes will bear cash interest at a rate of     % per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has

been paid or duly provided April   , 2018. Interest will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, an “interest payment date”), beginning August 1, 2018.
Interest will be paid to the person in whose name a note is registered at the close of business on the January 15, April 15, July 15 or October 15, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date, the maturity date, the redemption date or earlier required repurchase date upon a fundamental change falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue as a result of such delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or banks located at the place of payment are authorized or required by law or executive order to close or be closed.
Unless the context requires otherwise, all references to interest in this description include special interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”
Ranking
The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured debt, and will be senior in right of payment to any future debt that is expressly subordinated to the notes. The notes will be structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including trade payables and any guarantees that they may provide with respect to any of our existing or future debt, and will be effectively subordinated to any secured debt that we may incur to the extent of the assets securing such debt.
We currently conduct a substantial majority of our operations through our subsidiaries, and our subsidiaries generate a substantial majority of our operating income and cash flow. As a result, our cash flow and our ability to service our debt, including our ability to pay the principal of, and interest on, the notes, are dependent to a significant extent on the interest payments, dividends, distributions and other transfers that we receive from our subsidiaries, each of which may be limited by the terms of our subsidiaries’ financing agreements.
In addition, the indenture governing the notes will not restrict our ability to incur additional indebtedness, including secured indebtedness that would be effectively senior to our obligations under the notes, or the ability of our subsidiaries to incur additional liabilities, all of which would be structurally senior to our obligations under the notes.
In the event of a bankruptcy, liquidation or dissolution of a subsidiary, the creditors of such subsidiary will be paid first, after which the subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise so that we can meet our obligations under the notes. In the event of a bankruptcy, liquidation, reorganization or other winding up of us, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under our secured debt has been repaid in full from such assets. In such event, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.
As of December 31, 2017, on a consolidated basis, we had approximately $1.5 billion of debt principal outstanding, of which $1081 million is secured indebtedness (all of which was at the subsidiary level, and none of which was subordinated indebtedness). As of December 31, 2017, after giving pro forma effect to the issuance of the notes (assuming no exercise of the underwriters’ option to purchase additional notes), on a consolidated basis, we would have had approximately $1.7 billion of debt outstanding. As of December 31, 2017, our subsidiaries, including our unconsolidated subsidiaries, had $2.3 billion in total principal debt outstanding, of which $1.9 billion was secured debt. The notes will be structurally subordinated in right of payment to the liabilities of our subsidiaries.
Optional Redemption
No sinking fund is provided for the notes. We may at any time prior to the 61st scheduled trading day immediately preceding the maturity date redeem all, but not part, of the notes outstanding if 90% or more of the aggregate principal amount of notes issued as of the last day of original issuance of the notes shall have been previously purchased or converted at a redemption price, payable in cash, equal to 100% of the principal amount of the notes to be redeemed plus accrued but unpaid interest, to but not including, the redemption date; provided however, that, on or after February 1, 2023, we may only elect to exercise our redemption option if we have elected physical settlement as the settlement method for conversions on or after February 1, 2023, as described below under “—Settlement upon Conversion.” We refer to this redemption right as the “call option.”
If we exercise the call option, we must notify the trustee, the conversion agent and the holders (in the case of the holders, through the facilities of DTC) no later than twenty business days before the redemption date (the “call option notice”).
For the avoidance of doubt, each holder may convert their notes after having received a call option notice at any time prior to the close of business on the business day immediately preceding the redemption date. Conversions during the period beginning on the issuance of a call option notice and ending at 5:00 p.m. (New York City time) on the business day immediately preceding the redemption date shall be settled through physical settlement.
No notes may be redeemed by us pursuant to the call option if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price).
Share Settlement Option at Maturity
We may elect to satisfy our obligation with respect to the principal amount owed at maturity by exercising our option, which we refer to as the share settlement option, to deliver and pay common shares and cash, as described below, with respect to all, but not part, of the notes due at maturity, provided that on the maturity date, (i) no event described in clause (5) under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” has occurred, and (ii) no event of default as set forth in “—Events of Default” has occurred.
To exercise our share settlement option, we will give a notice (the “share settlement option notice”) to the trustee, the conversion agent and to the holders (in the case of the holders, sent through the facilities of DTC). The share settlement option notice shall be given not more than 90 nor less than 60 scheduled trading days prior to the stated maturity date.
If we exercise the share settlement option, in lieu of repaying the notes in cash on the stated maturity date, we shall, on the second business day following the last trading day of the determination period (as defined below):
(a) issue or transfer and deliver to the relevant holder a number of whole common shares (rounded down) (the “maturity settlement shares”) equal to the product of  (i) the conversion rate in effect on the valuation date (as defined below) and (ii) the principal amount of such holder’s notes divided by $1,000;
(b) pay to the relevant holder in cash an amount (the “maturity cash settlement amount”) equal to the amount (if any) by which the aggregate principal amount of such notes exceeds the product of (i) the current value (as defined below) of a common share and (ii) the whole number of common shares deliverable to such holder in accordance with (a) above in respect of such notes; and
(c) pay to the relevant holder, in cash, any accrued and unpaid interest in respect of such notes to, but not including, the stated maturity date.
“Valuation date” means the second scheduled trading day immediately preceding the stated maturity date.
If we do not give a timely share settlement option notice in the manner required, or if, having given a share settlement option notice, prior to the stated maturity date (i) an event described in clause (5) under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” has occurred or (ii) an event of default or potential event of default occurs (it being understood that a failure to deliver the consideration required as a result of the share settlement option shall constitute an event of default), we will pay the amount owed on the stated maturity date in cash (and any share settlement option notice shall be annulled).
The “current value,” determined by us, in respect of a common share on the valuation date shall equal 99% of the average of the daily VWAPs per common share for the 50 consecutive trading day period beginning on, and including, the 51st scheduled trading day immediately preceding the maturity date.
If we elect to exercise the share settlement option with respect to the notes, the following provisions shall apply:
•
The common shares to be issued or transferred and delivered as contemplated by the share settlement option notice shall be deemed to be issued or transferred and delivered as of the stated maturity date or, in the case of any additional maturity settlement shares (as defined below), as of the relevant share settlement reference date. We shall, no later than the delivery date of such new common shares, list the new common shares on the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

•
we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of the maturity settlement shares and any additional maturity settlement shares and such holder must pay all, if any, taxes arising because the holder requests such maturity settlement shares, or additional maturity settlement shares as the case may be, to be issued in a name other than the holder’s name or interest thereon in connection with such share settlement at maturity; and

•
the maturity settlement shares will be fully paid and will, in all respects, rank pari passu with the fully paid common shares in issue on the stated maturity date or, in the case of additional maturity settlement shares, on the relevant share settlement reference date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such common shares or, as the case may be, additional maturity settlement shares will not be entitled to any rights, distributions or payments the record date (or other due date for the establishment of entitlement) for which falls prior to the stated maturity date or, as the case may be, the relevant share settlement reference date.

If the valuation date occurs after the record date for any event described under “—Conversion Rate Adjustments” below, but before the relevant adjustment becomes effective (such adjustment, a “share settlement retroactive adjustment”), then we shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or transferred and delivered to the relevant holder, such additional number of common shares (if any) (the “additional maturity settlement shares”) as, together with the common shares issued or to be transferred and delivered on the stated maturity date, is equal to the number of common shares which would have been required to be issued or delivered on stated maturity date if the relevant adjustment to the conversion price had been made and become effective immediately prior to the valuation date. Additional maturity settlement shares will be delivered to holders not later than the later of  (a) 10 business days following the date the relevant share settlement retroactive adjustment becomes effective (the “share settlement reference date”) and (b) the stated maturity date.
We covenant that we shall not take any action, and shall procure that no action is taken, that would result in an adjustment to the conversion price during the period beginning on, and including, the valuation date and ending on, and including, the stated maturity date.
Conversion Rights
General
Holders may convert their notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. You may not convert your notes after the close of business on the business day immediately preceding the maturity date.

The conversion rate will initially be      of our common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $     per common share). Upon conversion of a note, we will pay or deliver or cause to be paid or delivered, as the case may be, cash, common shares or a combination of cash and our common shares, at our election, as set forth below under “—Settlement upon Conversion.”
The trustee will initially act as the conversion agent.
The conversion rate and the equivalent conversion price (which at all times will be equal to $1,000 divided by the conversion rate at such time) in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively.
You may convert fewer than all of your notes so long as the aggregate principal amount of notes that you convert equals $1,000 or an integral multiple of  $1,000 in excess thereof.
If we call the notes for redemption, you may convert your notes only until the close of business on the business day prior to the redemption date unless we fail to pay the redemption price. If you submit notes for repurchase upon a fundamental change, you may convert such notes only if you first withdraw your repurchase notice.
Upon conversion, we will not make any separate cash payment for accrued and unpaid interest, except as described below. Instead, our delivery to you of the consideration due upon conversion will be deemed to satisfy in full our obligation to pay:
•
the principal amount of your note; and

•
accrued and unpaid interest, if any, on the notes held by you to, but excluding, the conversion date.

As a result, accrued and unpaid interest, if any, to, but excluding, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.
Notwithstanding the preceding paragraph, if notes are converted after the close of business on a record date for the payment of interest but prior to the open of business (as defined below) on the corresponding interest payment date, holders of such notes at the close of business on such record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from the close of business on any record date to the open of business on the corresponding interest payment date, must be accompanied by funds equal to the amount of interest, if any, payable on the notes so converted on such interest payment date; provided that no such payment need be made:
•
for conversions following the record date immediately preceding the maturity date;

•
if we have specified a redemption date that is after a record date and on or prior to the business day immediately following the corresponding interest payment date and the conversion occurs after such record date and on or prior to the open of business on such interest payment date;

•
if we have specified a fundamental change repurchase date that is after a record date and on or prior to the business day immediately following the corresponding interest payment date and the conversion occurs after such record date and on or prior to the open of business on such interest payment date; or

•
to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

“Close of business” means 5:00 p.m., New York City time. “Open of business” means 9:00 a.m., New York City time.
If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any common shares upon the conversion, unless the tax is due because the holder requests that any shares be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Conversion Procedures
If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to the interest payable on the next interest payment date as described above and, if required, pay all taxes or duties, if any.
If you hold a certificated note, to convert that note, you must:
•
complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•
deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•
if required, furnish appropriate endorsements and transfer documents;

•
if required, pay all transfer or similar taxes; and

•
if required, pay funds equal to the interest payable on the next interest payment date as described above.

The date you comply with the relevant procedures described above will be the “conversion date” under the indenture.
Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any common shares shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date, in the case of physical settlement (as defined below), or the last trading day of the relevant observation period, in the case of combination settlement (as defined below).
Settlement upon Conversion
Upon conversion, we may choose to pay or deliver, as the case may be, cash (“cash settlement”), our common shares (“physical settlement”) or a combination of cash and our common shares (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”
All conversions occurring on or after February 1, 2023 will be settled using the same settlement method. Except for any conversions whose conversion date occurs on or after February 1, 2023, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. For example, we may choose for any conversion of notes whose conversion date is before February 1, 2023 to settle with physical settlement and choose for any conversion of other notes converted on another conversion date before February 1, 2023 to settle with cash settlement or combination settlement.
If we elect a settlement method, we will inform converting holders, the trustee, the paying agent and the conversion agent (if other than the trustee) in writing, through the trustee (the trustee to send such notice to converting holders upon written instruction from us), of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or, in the case of any conversions whose conversion date is on or after February 1, 2023, no later than the close of business on the second scheduled trading day immediately preceding February 1, 2023). If we do not timely elect a settlement method, then we will be deemed to have elected combination settlement with a specified dollar amount (as defined below) per $1,000 principal amount of notes equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, then such specified dollar amount will be deemed to be $1,000. It is our current intent to settle conversions through combination settlement with a specified dollar amount per $1,000 principal amount of notes of  $1,000.
The type and amount of consideration due upon conversion will be computed by us as follows:
•
if we elect physical settlement, we will deliver, in respect of each $1,000 principal amount of notes being converted, a number of whole common shares equal to the conversion rate (and cash in lieu of any fractional share as described below);

•
if we elect cash settlement, we will pay, in respect of each $1,000 principal amount of notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 50 consecutive trading days in the relevant observation period; and

•
if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, in respect of each $1,000 principal amount of notes being converted, a settlement amount consisting of cash and whole shares equal to the sum of the daily settlement amounts for each of the 50 consecutive trading days in the relevant observation period (and cash in lieu of any fractional share as described below).

The “daily settlement amount,” for each of the 50 consecutive trading days during the observation period, will consist of:
•
cash equal to the lesser of:

•
the maximum cash amount per $1,000 principal amount of notes being converted to be received upon conversion (excluding cash in lieu of any fractional common share) as specified in the notice specifying our chosen settlement method, or deemed to be so specified (the “specified dollar amount”), divided by 50 (such quotient being referred to as the “daily measurement value”); and

•
the daily conversion value (as defined below) on such trading day; and

•
if such daily conversion value exceeds such daily measurement value, a number of common shares equal to (1) the difference between such daily conversion value and such daily measurement value, divided by (2) the daily VWAP for such trading day.

The “daily conversion value” means, for any trading day, (1) the product of  (x) the conversion rate on such trading day and (y) the daily VWAP on such trading day, divided by (2) 50.
The “daily VWAP” means, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SFL <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one of our common shares on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
The “observation period” with respect to any note surrendered for conversion means:
•
if the relevant conversion date occurs before February 1, 2023, the 50 consecutive trading-day period beginning on, and including, the second trading day after such conversion date; and

•
if the relevant conversion date occurs on or after February 1, 2023, the 50 consecutive trading days beginning on, and including, the 51st scheduled trading day immediately preceding the maturity date.

“Trading day” means a day on which (i) there is no market disruption event (as defined below) and (ii) trading in our common shares generally occurs on The New York Stock Exchange or, if our common shares are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common shares are then listed or, if our common shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common shares are then listed or admitted for trading. If our common shares are not so listed or admitted for trading, “trading day” means a “business day.”
For the purposes of determining any observation period only, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common shares or in any options, contracts or future contracts relating to our common shares.
“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common shares are listed or admitted for trading. If our common shares are not so listed or admitted for trading, “scheduled trading day” means a “business day.”
Except as described under “—Conversion Rate Adjustments,” “—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” and “—Recapitalizations, Reclassifications, Mergers and Other Changes of Our Common Shares,” we will pay or deliver, as the case may be, the consideration due upon conversion to converting holders on the second business day immediately following the last trading day of the applicable observation period, if we elect cash settlement or combination settlement, or on the second business day immediately following the relevant conversion date, if we elect physical settlement.
We will pay cash in lieu of delivering any fractional share, if any, otherwise issuable upon conversion based on the daily VWAP on the last trading day of the applicable observation period, in the case of combination settlement, or based on the daily VWAP on the relevant conversion date (or if such conversion date is not a trading day, the immediately preceding trading day), in the case of physical settlement.
Conversion Rate Adjustments
The conversion rate will be adjusted by us as described below, except that we will not make an adjustment to the conversion rate if each holder of the notes participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common shares, and solely as a result of holding the notes, in the relevant transaction described below without having to convert its notes and as if it held a number of common shares equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.
(1)
If we exclusively issue to all or substantially all holders of our common shares common shares as a dividend or distribution on our common shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where:
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date (as defined below) of such share split or combination, as applicable;

CR1=
the conversion rate in effect immediately after the open of business on such ex-dividend date or the open of business on such effective date;

OS0 =
the number of our common shares outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

OS1 =
the number of our common shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

If any dividend, distribution, share split or share combination of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution or effect such share split or share combination to the conversion rate that would then be in effect if such dividend or distribution or share split or share combination had not been declared or announced.

(2)
If we issue to all or substantially all holders of our common shares any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the record date of such issuance, to subscribe for or purchase our common shares, at a price per share less than the average of the last reported sale prices of our common shares for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where:
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS  =
the number of our common shares outstanding immediately prior to the open of business on such ex-dividend date;

X   =
the total number of our common shares issuable pursuant to such rights, options or warrants; and

Y   =
the number of our common shares equal to the quotient of  (i) the aggregate price payable to exercise such rights, options or warrants over (ii) the average of the last reported sale prices of our common shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

To the extent that our common shares are not delivered after the expiration of such rights, options or warrants, including because the issued rights, options or warrants were not exercised, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of our common shares actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be readjusted to the conversion rate that would then be in effect if the ex-dividend date for such issuance had not occurred.
In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase our common shares at a price per share less than the average of the last reported sale prices of our common shares for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for an issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, we shall take into account any consideration received by us for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by our board of directors.
(3)
If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities to all or substantially all holders of our common shares, excluding:

•
dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•
dividends or distributions paid exclusively in cash for which an adjustment was effected pursuant to clause (4) below; and

•
spin-offs as to which the provisions set forth below in this clause (3) shall apply, then the conversion rate will be increased based on the following formula:

where:
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =
the average of the last reported sale prices of our common shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =
the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each of our outstanding common shares on the ex-dividend date for such distribution.

If  “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common shares, the amount and kind of shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of our common shares equal to the conversion rate in effect on the record date for the distribution.
If any distribution of the type described in this clause (3) is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the conversion rate shall be readjusted to be the conversion rate that would then be in effect if such distribution had not been declared.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common shares of shares of capital stock of any class or series, or similar equity interest, of or relating to an affiliate, a subsidiary or other business unit of ours, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a national securities exchange or a reasonably comparable non-U.S. equivalent, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:
where:
CR0   =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date of the spin-off;

CR1   =
the conversion rate in effect immediately after the open of business on the ex-dividend date of the spin-off;

FMV0 =
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common shares applicable to one of our common shares (determined for purposes of the definition of last reported sale price as if such capital stock or similar equity interest were our common shares) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off  (the “valuation period”); and

MP0  =
the average of the last reported sale prices of our common shares over the valuation period.

The adjustment to the conversion rate under the preceding paragraph will be calculated by us as of the close of business on the last trading day of the valuation period but will be given effect as of immediately after the open of business on the ex-dividend date of the spin-off. Because we will make the adjustment to the conversion rate with retroactive effect, we will delay the settlement of any conversion of notes where the conversion date (in the case of physical settlement) or any trading day of the applicable observation period (in the case of cash settlement or combination settlement) occurs during the valuation period until the second business day after the last day of the valuation period. If any distribution of the type described in this clause (3) is declared but not so made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to make such distribution, to the conversion rate that would then be in effect if such distribution had not been declared.
(4)
If any cash dividend or distribution is made to all, or substantially all, holders of our outstanding common shares, the conversion rate will be increased based on the following formula:

where:
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =
the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0  =
the daily VWAP, as defined above, of our common shares on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C    =
the amount in cash per share we distribute to holders of our common shares.

If  “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of our common shares, the amount of cash that such holder would have received if such holder owned a number of our common shares equal to the conversion rate on the record date for such cash dividend or distribution. If any dividend or distribution of the type described in this clause (4) is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(5)
If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common shares, to the extent that the cash and value of any other consideration included in the payment per common share exceeds the last reported sale price of our common shares on the trading day next succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where:
CR0 =
the conversion rate in effect immediately prior to the expiration time (as defined below);

CR1 =
the conversion rate in effect immediately after the expiration time;

AC =
the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 =
the number of our common shares outstanding immediately prior to the time (the “expiration time”) on the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 =
the number of our common shares outstanding immediately after the expiration time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =
the average of the last reported sale prices of our common shares over the 10 consecutive trading day period (the “averaging period”) commencing on the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the conversion rate under this clause (5) will be calculated by us as of the close of business on the last trading day of the averaging period but will be given effect as of immediately after the expiration time. Because we will make the adjustment to the conversion rate with retroactive effect, we will delay the settlement of any conversion of notes where the conversion date (in the case of physical settlement) or any trading day of the applicable observation period (in the case of cash settlement or combination settlement) occurs during the averaging period until the second business day after the last day of the averaging period.
If the application of the foregoing formulas would result in a decrease in the conversion rate, then no adjustment to the conversion rate will be made (other than as a result of a share split, share combination or readjustment of the conversion rate as described in clause (1) above).
Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated, on such record date, as the record holder of our common shares, if any, issuable upon such conversion based on an adjusted conversion rate for such ex-dividend date, then the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were, as of such record date, the record owner of such common shares on an unadjusted basis and will participate in the related dividend, distribution or other event giving rise to such adjustment.
As used in this “Conversion Rate Adjustments” section, “ex-dividend date” means the first date on which our common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, and “effective date” means the first date on which our common shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
We are permitted, to the extent permitted by law and the rules of The New York Stock Exchange or any other securities exchange on which our common shares are then listed, to increase the conversion rate of the notes by any amount for a period of at least 20 business days if such increase is irrevocable during such 20 business days and our board of directors determines that such increase would be in our best interest. In addition, subject to those listing standards, we may (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common shares or rights to purchase our common shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event for U.S. federal income tax purposes. In each case, we will deliver to the trustee, the conversion agent and each holder of the notes notice of such increase at least 15 business days prior to the date such increase takes effect.
A holder may, in some circumstances, including a distribution of cash dividends to holders of our common shares, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax considerations generally applicable to an adjustment to the conversion rate, see “Tax Considerations—U.S. Federal Income Tax Considerations.”
We do not currently have a rights plan in effect. To the extent that we have a rights plan in effect when you convert your notes, you will receive, in addition to any of our common shares otherwise issuable upon conversion, the rights under the rights plan, unless prior to the conversion date, the rights have separated from the common shares, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common shares, shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:
•
upon the issuance of any of our common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common shares under any plan;

•
upon the issuance of any of our common shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any of our common shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•
for a change in the par value of our common shares; or

•
for accrued and unpaid interest.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share, with five one-hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655). No adjustment to the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate; provided, however, that if an adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, (i) on each conversion date (in the case of physical settlement) or on each trading day of any observation period (in the case of cash settlement or combination settlement), (ii) on the occurrence of any fundamental change or make-whole fundamental change and (iii) on every one year anniversary from the original issue date of the notes, we will give effect to all adjustments that we have otherwise deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.
Recapitalizations, Reclassifications, Mergers and Other Changes of Our Common Shares
In the case of any recapitalization, reclassification or change of our common shares (other than a change only in par value, from par value to no par value or no par value to par value, or changes resulting from a subdivision or combination), any consolidation, merger or combination involving us, any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or any statutory share exchange, in each case, as a result of which our common shares would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets (including cash or any combination thereof) (such stock, other securities, other property or assets, the “reference property,” and the amount and kind of reference property that a holder of one of our common shares would be entitled to receive on account of such transaction, a “reference property unit”), then, notwithstanding anything to the contrary herein, at the effective time of the transaction, the consideration due upon conversion of any notes, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of our common shares in this section titled “—Conversion Rights” were instead a reference to the same number of reference property units. For these purposes, the daily VWAP or last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
If the reference property consists of more than a single type of consideration (determined based in part upon any form of shareholder election), the composition of the reference property unit will be deemed to be the weighted average, per common share, of the types and amounts of consideration received by the holders of our common shares that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.
Notwithstanding anything to the contrary herein, if the reference property unit consists entirely of cash, then we will be deemed to elect cash settlement in respect of all conversions whose conversion date occurs after the effective date of the relevant transaction described above, and we will pay the cash due upon such conversions no later than the second business day after the conversion date.
Adjustments of Prices
Whenever any provision of the indenture requires us to calculate a last reported sale price or a function thereof over a period of multiple days (including any observation period, the cash settlement amount in connection with our exercise of the share settlement option and the “stock price” (as defined below) for purposes of a make-whole fundamental change), we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during such period.
Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change
If  (i) a fundamental change as defined below (determined after giving effect to the paragraph immediately following such definition, but without regard to the exclusion in clause (2) of the definition thereof) occurs and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional common shares (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the applicable conversion date occurs during the period from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the exclusion in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change). We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than one business day immediately after such effective date.
Upon surrender of the notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below, as described under “—Settlement upon Conversion.” However, if the consideration for our common shares in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes on or following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as such term is defined below) for the transaction and we will satisfy our conversion obligation with respect to each $1,000 principal amount of notes by paying the converting holder, on the second business day following the applicable conversion date, an amount of cash equal to the applicable conversion rate (including any adjustment described in this section), multiplied by such stock price.
The number of additional shares, if any, by which the conversion rate will be increased for a holder that converts its notes in connection with a make-whole fundamental change will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed paid) per common share in the make-whole fundamental change. If the holders of our common shares receive only cash in the make-whole fundamental change and the make-whole fundamental change is of the type described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common shares over the five trading day period ending on, and including, the trading day preceding the effective date of the make-whole fundamental change.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes otherwise must be adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner, at the same time and for the same events for which we must adjust the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares that will be added to the conversion rate per $1,000 principal amount of notes for each stock price and effective date set forth below:
Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$
April , 2018
May 1, 2019
May 1, 2020
May 1, 2021
May 1, 2022
May 1, 2023
The exact stock price and effective date may not be set forth in the table above, in which case:
•
If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and the later effective dates, as applicable, based on a 365- or 366-day year, as applicable.

•
If the stock price is greater than $    (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•
If the stock price is less than $    (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased as a result of this section to exceed      common shares per $1,000 principal amount of notes, subject to adjustment in the same manner, at the same time and for the same events for which we must adjust the conversion rate as set forth under “—Conversion Rate Adjustments.”
Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
Fundamental Change Permits Holders to Require Us to Repurchase Notes
If a fundamental change occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase for cash all of your notes, or any portion of your notes that has a principal amount that is equal to $1,000 or an integral multiple of  $1,000 in excess thereof. The price that we will be required to pay will equal 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date, unless the fundamental change repurchase date falls after a record date but on or prior to the corresponding interest payment date, in which case we will instead pay, on such interest payment date, the full amount of accrued and unpaid interest to the holder of record as of the close of business on such record date and the fundamental change repurchase price will equal 100% of the principal amount of the notes to be repurchased. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 45 business days following the date on which we deliver a fundamental change notice as described below. Any notes repurchased by us will be paid for in cash.
A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:
(1)
either (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than Hemen Holding Ltd., Farahead Investment Inc. and/or other companies which are controlled directly or indirectly by Mr. John Fredriksen, his direct lineal descendants, the personal estate of any of them or any trust created for the benefit of any of the aforementioned persons and their estates (together, the “controlling group”) or us, our subsidiaries and our and their employee benefit plans has become the direct or indirect “beneficial owner” (as defined below) of shares of our common equity representing more than 50% of the voting power of our common equity, or (ii) the controlling group (or any members thereof) has (individually or together) become the direct or indirect “beneficial owner” (as defined below) of shares of our common equity representing more than 70% of the voting power of our common equity;
(2)
the consummation of:

•
any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person; or

•
any transaction or series of related transactions in connection with which (whether by means of exchange, liquidation, consolidation, merger, combination, reclassification, recapitalization, acquisition or otherwise) all of our common shares are exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding any merger, consolidation, share exchange or acquisition of us with or by another person pursuant to which the persons that beneficially owned (as defined below), directly or indirectly, the shares of our voting stock immediately prior to such transaction beneficially own, directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s voting stock representing more than 50% of the total outstanding voting power of all outstanding classes of voting stock of the surviving, continuing or acquiring corporation in substantially the same proportions vis-à-vis each other as immediately prior to such transaction;

(3)
continuing directors (as defined below) cease to constitute at least a majority of our board of directors;

(4)
our shareholders approve any plan or proposal for the liquidation or dissolution of us; or

(5)
our common shares (or other common stock or depositary shares or receipts in respect thereof into which the notes are then convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors).

A transaction or event described in clause (2) above will not constitute a fundamental change, however, if 90% of the consideration received or to be received by the holders of our common shares, excluding cash payments for fractional shares or dissenters rights, in connection with the transaction or transactions consists of shares of common stock traded on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors) or which will be so traded or quoted when issued or exchanged in connection with such transaction or event (these securities being referred to as “publicly traded securities”) and, as a result of this transaction or event, the notes become convertible or exchangeable (assuming physical settlement) solely into such consideration (excluding cash payable in lieu of any fractional share), as described above under “—Conversion Rights—Recapitalizations, Reclassifications, Mergers and Other Changes of Our Common Shares.”
For purposes of this definition of  “fundamental change”:
•
any transaction or event that constitutes a fundamental change under both clause (1) and clause (2) above will be deemed to constitute a fundamental change solely under clause (2) of this definition of  “fundamental change”;

•
“continuing director” means a director who either was a member of our board of directors on the date of this preliminary prospectus supplement dated April 18, 2018 who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director; and

•
whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act.

On or before the 10th calendar day after the effective date of a fundamental change, we will provide to all holders of the notes, the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:
•
the events causing a fundamental change;

•
the date of the fundamental change;

•
the last date on which a holder may exercise the repurchase right;

•
the fundamental change repurchase price;

•
the fundamental change repurchase date;

•
the name and address of the paying agent and the conversion agent, if applicable;

•
if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•
if applicable, that the notes with respect to which a repurchase notice has been delivered by a holder may be converted only if the holder withdraws the repurchase notice in accordance with the terms of the indenture or to the extent such notes are not subject to such repurchase notice; and

•
the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this on our website or through such other public medium as we may use at that time.
To exercise the fundamental change repurchase right, you must deliver to the paying agent, on or before the close of business on the business day immediately preceding the fundamental change repurchase date, subject to extension to comply with applicable law, a repurchase notice and, if the notes to be repurchased are in certificated form, the notes to be repurchased, duly endorsed for transfer. If the notes to be repurchased are in global form, you must initiate a book-entry transfer of such notes to the paying agent on or before the close of business on the business day immediately preceding the fundamental change repurchase date.
Your repurchase notice must state:
•
if certificated, the certificate numbers of your notes to be delivered for repurchase, or if not certificated, your notice must comply with the appropriate DTC procedures;

•
the portion of the principal amount of notes to be repurchased, which must equal $1,000 or an integral multiple of  $1,000 in excess thereof; and

•
that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:
•
the principal amount of the withdrawn notes, which principal amount must equal $1,000 or an integral multiple of  $1,000 in excess thereof;

•
if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with the appropriate DTC procedures; and

•
the principal amount, if any, which remains subject to the repurchase notice.

Except as provided below, we will be required to repurchase any notes properly surrendered for repurchase and not withdrawn on the fundamental change repurchase date, subject to extension to comply with applicable law. We will pay you the fundamental change repurchase price on the later of  (i) the fundamental change repurchase date and (ii) if the notes are in global form, the time of book-entry transfer or the delivery of the notes (or, if certificated, the date you surrender the certificates representing the notes to be repurchased, duly endorsed, to the paying agent). If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then:
•
the notes will cease to be outstanding and interest (except default interest) will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•
all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and other than the right of a holder of record on a relevant record date to receive the related interest payment on the corresponding interest payment date, as described above).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:
•
comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•
file a Schedule TO or any other required schedule under the Exchange Act (if applicable).

Notwithstanding anything to the contrary herein, the indenture will prohibit us from repurchasing any notes at the option of holders upon a fundamental change if, as of the fundamental change repurchase date, the principal amount of the notes has been accelerated, such acceleration has not been rescinded and such acceleration did not result from a default that would be cured by our payment of the fundamental change repurchase price.
The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition and the value of your notes. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including secured indebtedness, outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including other unsubordinated indebtedness, by the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.
Furthermore, holders may not be entitled to require us to repurchase their notes or entitled to an increase in the conversion rate upon conversion as described under “—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of  “continuing directors” above.
The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of the consolidated assets of us and our subsidiaries, taken as a whole. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.
We will not be required to repurchase any notes in respect of which the fundamental change repurchase right has been exercised and in respect of which the relevant repurchase notice has not been withdrawn if a third party purchases such notes on the fundamental change repurchase date in the manner and otherwise in compliance with the requirements set forth in the indenture applicable to the repurchase of the notes upon a fundamental change.
If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks relating to the Notes and our Common Shares—We may not have enough available cash or the ability to raise additional funds necessary to pay interest on the notes, to repurchase the notes upon a fundamental change or to settle conversions of the notes in cash.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar fundamental change provisions permitting holders of such debt to accelerate it or to require us to repurchase such other indebtedness upon the occurrence of similar events.
Payment of Additional Amounts
We will, subject to the exceptions and limitations set forth below, pay to a holder of any note, as additional interest, such additional amounts (the “additional amounts”) as may be necessary in order that every net payment by us or a paying agent of the principal of and interest on the notes and any other amounts payable on the notes (including cash payable in settlement of our conversion obligation in respect of converted notes) after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed or levied by a relevant jurisdiction, will not be less than the amount provided for in the note or to be then due and payable. The term “relevant jurisdiction” as used herein means any jurisdiction in which the Company is organized or maintains an executive office or place of management or any political subdivision or taxing authority thereof or therein or any other jurisdiction from or through which the Company makes payment on any note.
However, the obligation to pay additional amounts shall not apply to:
•
any tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of the holder, if the holder is an estate, a trust, a partnership, a limited liability company or a corporation) and a relevant jurisdiction or its possessions, including the holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident of a relevant jurisdiction or its possessions or being or having been engaged in a trade or business or present in a relevant jurisdiction or its possessions or having, or having had, a permanent establishment in a relevant jurisdiction or its possessions;

•
any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property tax or any similar tax, assessment or governmental charge;

•
any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of any note;

•
any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder (or a fiduciary, settlor, beneficiary, member, or interestholder of the holder, if the holder is an estate, a trust, a partnership, or a limited liability company) or beneficial owner of that note, if compliance therewith is required by a relevant jurisdiction or taxing authority thereof or therein as a precondition to relief or exemption from the tax, assessment or other governmental charge;

•
any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on any note, if payment can be made without withholding by at least one other paying agent; or

•
in the case of any combination of the items listed above.

Nor will additional amounts be paid with respect to any payment on a note to a holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner would not have been entitled to the additional amounts had it been the holder.
Consolidation, Merger and Sale of Assets
The indenture provides that we may not consolidate with or merge with or into any other person or sell, convey, transfer or lease all or substantially all our property and assets to another person, unless:

•
the resulting, surviving or transferee person (if not us) (the “successor company”) will be a corporation organized and existing under the laws of the Islands of Bermuda, the Commonwealth of the Bahamas, the Republic of the Marshall Islands, Norway, Cyprus, the United States of America, any State of the United States or the District of Columbia or the United Kingdom, and such successor company (if not us) expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the notes and the indenture;

•
immediately after giving effect to such transaction, no default under the indenture shall have occurred and be continuing; and

•
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture (if any) comply with the indenture and is our valid and binding obligation, enforceable against us in accordance with its terms.

The successor company will succeed to, and be substituted for, and may exercise every right and power of us under the indenture and, subject to certain exceptions, except in the case of a conveyance, transfer or lease of all or substantially all our assets, we will be discharged from our obligations under the notes and the indenture.
Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.
SEC and Other Reports
We shall deliver to holders with a copy to the trustee, copies of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the time that we are required to file such annual reports, information, documents and other reports with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be delivered to holders and filed with the trustee as of the time such documents are filed via EDGAR; provided, however, that the trustee shall have no obligation to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).
Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates), and the trustee shall have no liability or responsibility for the filing, timeliness or content of any such report.
Events of Default
Each of the following will constitute an event of default under the indenture:
•
we fail to pay principal of the notes (including any fundamental change repurchase price or redemption price) when due at maturity, upon optional redemption, repurchase, declaration of acceleration or otherwise;

•
we fail to pay any interest on the notes when due and such failure continues for a period of 30 days past the applicable due date;

•
we fail to give a fundamental change notice, a notice of a make-whole fundamental change or a notice of redemption, in each case when due;

•
we fail to comply with our obligation to convert the notes in accordance with the indenture upon exercise of any holder’s conversion right within five business day of receiving such holder’s conversion notice;

•
we fail to deliver the consideration due upon our exercise of the share settlement option;

•
we fail to comply with our obligations under “—Consolidation, Merger and Sale of Assets;”

•
we fail to perform or observe any of our other covenants or warranties in the indenture or in the notes for 30 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% of the aggregate principal amount of then outstanding notes has been received by us;

•
any indebtedness for money borrowed by, or any other payment obligation of, us or any of our subsidiaries that is a “significant subsidiary” (or any group of subsidiaries that, taken together, would constitute a “significant subsidiary” as defined in Regulation S-X under the Securities Act), in an outstanding principal amount, individually or in the aggregate, in excess of  $25.0 million (or the foreign equivalent) is not paid at final maturity (or when otherwise due) or is accelerated, and such indebtedness is not discharged (or such default in payment or acceleration is not cured or rescinded) within 30 calendar days after written notice as provided in the indenture in each case after giving effect to any applicable grace period and such indebtedness has not been discharged or such acceleration or required repurchase has not been rescinded or annulled within 30 days; provided, however, that the default or acceleration of any indebtedness by a significant subsidiary (or group of subsidiaries that, taken together, would constitute a “significant subsidiary”) shall not constitute an event of default if  (i) we have no outstanding guarantee liability for such indebtedness, and (ii) we are not in default of any financial obligation to such significant subsidiary (or group of subsidiaries that, taken together, would constitute a “significant subsidiary”);

•
we or any of our subsidiaries that is a “significant subsidiary” (or any group of subsidiaries that, taken together, would constitute a “significant subsidiary” as defined in Regulation S-X under the Securities Act) fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of  $25.0 million (or the foreign equivalent), if the judgments are not paid, discharged or stayed within 30 calendar days; provided, however, that the failure to pay any such judgment by a significant subsidiary (or group of subsidiaries that, taken together, would constitute a “significant subsidiary”) shall not constitute an event of default if  (i) we have no direct liability for or obligation to pay such judgment, and (ii) we are not in default of any financial obligation to such significant subsidiary (or group of subsidiaries that, taken together, would constitute a “significant subsidiary”); and

•
certain events of bankruptcy, insolvency and reorganization of us or any of our significant subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X); provided however, that such events of bankruptcy, insolvency and reorganization relating to any of our significant subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X) shall not constitute an event of default hereunder if  (i) we have no direct liability for or obligation to pay any indebtedness of such subsidiary and (ii) we are not in default of any financial obligation to such significant subsidiary (or group of subsidiaries that, taken together, would constitute a “significant subsidiary”).

The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
If a default under the indenture occurs and is continuing and is known to the trustee, the trustee shall send to each holder of the notes notice of the default within 90 days after it occurs or, if later than 90 days, as soon as practicable after it is actually known to the trustee. The trustee may withhold notice of a default to the holders of the notes, except defaults relating to the non-payment of principal (including of the fundamental change repurchase price or the redemption price) or interest on the notes or the failure to convert the notes in accordance with the indenture.

If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee by written notice to the Company or the holders of at least 25% in principal amount of the outstanding notes by written notice to the Company and the trustee may declare the principal and accrued and unpaid interest on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization of us as described above, the principal and accrued and unpaid interest on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive these past defaults.
Notwithstanding the foregoing, the indenture for the notes provides that, to the extent we elect, the sole remedy for an event of default relating to our failure to comply with the reporting requirements set forth under “—SEC and Other Reports” will, for the first 90 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest (the “special interest”) on the notes at a rate equal to 0.50% per annum of the principal amount of the notes. If we so elect, such special interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On such 91st day after such event of default (if such event of default has not been cured or waived prior to such 91st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. If we do not elect to pay the special interest upon an event of default in accordance with this paragraph and the immediately following paragraph, the notes will be subject to acceleration as provided above. References in this prospectus supplement and the accompanying prospectus to interest on the notes are, except as otherwise required by the context, intended to refer to any special interest and additional amounts as well as to regular interest.
In order to elect to pay the special interest as the sole remedy during the first 90 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes and the trustee and paying agent in writing in an officer’s certificate of such election prior to the occurrence of such event of default. Upon our failure to timely give such notice or to pay the special interest, the notes will be subject to acceleration as provided above.
The holders of a majority in aggregate principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Before taking any action under the indenture, the trustee will be entitled to indemnification or security satisfactory to it against all losses and expenses caused by taking or not taking the action.
The holders of a majority in aggregate principal amount of outstanding notes may waive any past defaults under the indenture, except a default due to the non-payment of principal (including the fundamental change repurchase price or redemption price) or interest or due to our failure to comply with our conversion obligations, a default arising from our failure to repurchase or redeem any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.
No holder of the notes may pursue any remedy under the indenture, except in the case of an event of default due to the non-payment of principal (including the fundamental change repurchase price or redemption price) or interest on the notes or due to the failure to comply with our conversion obligations, unless:
•
the holder has given the trustee written notice of such event of default;

•
the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

•
such holders have offered the trustee security or indemnity satisfactory to it;

•
the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of outstanding notes; and

•
the trustee fails to comply with the request within 60 days after receipt of the request and offer of security and indemnity.

Each holder shall have the right to receive payment or delivery, as the case may be, of:
•
the principal (including the fundamental change repurchase price or redemption price) of;

•
accrued and unpaid interest, if any, on; and

•
the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.
The indenture will require us within 120 days after the end of each fiscal year to deliver to the trustee a statement confirming our performance of our obligations under the indenture and listing any default and the steps that we have taken or plan to take to remedy such default. The indenture will also require us to deliver to the trustee written notice of any default within 30 days after its occurrence, which notice will describe in reasonable detail the status of such default and what action we are taking or propose to take in respect thereof.
Payments of the redemption price, fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.
Modification and Amendment
Subject to certain exceptions, the indenture and the notes may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions of the indenture may be waived with the consent of the holders of a majority of the aggregate principal amount of notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes). However, notwithstanding the foregoing and except as provided below, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:
•
reduce the principal amount of or change the stated maturity of any note;

•
reduce the rate or extend the time for payment of interest on any note;

•
reduce any amount payable upon redemption or repurchase of any note or change the time at which or circumstances under which the notes may or shall be redeemed or repurchased;

•
impair the right of a holder to institute suit for payment on any note, including with respect to any consideration due upon conversion of any note or upon our exercise of the share settlement option;

•
change the currency in which any note is payable;

•
impair the right of a holder to convert any note or reduce the number of common shares or amount of cash or any other property receivable upon conversion or upon our election of the share settlement option;

•
change the ranking of the notes;

•
reduce any voting requirements under the indenture;

•
amend or modify provisions of the amendment, modification or waiver of provisions of the indenture that require each holder’s consent; or

•
reduce the percentage of the aggregate principal amount of notes required for consent to any amendment or modification of the indenture or to waive any past default.

We and the trustee may modify certain provisions of the indenture without the consent of any holder of the notes, including to:
•
add guarantees with respect to the notes or secure the notes;

•
evidence the assumption of our obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;

•
surrender any of our rights or powers under the indenture;

•
add covenants or events of default for the benefit of the holders of notes;

•
cure any ambiguity or correct any inconsistency or defect in the indenture or in the notes that does not adversely affect holders of the notes;

•
comply with any requirement of the SEC in connection with any qualification of the indenture under the Trust Indenture Act;

•
irrevocably elect a settlement method or a specified dollar amount;

•
evidence the acceptance of appointment by a successor trustee;

•
to comply with the applicable procedures of the applicable depositary;

•
conform the indenture and the form or terms of the notes, to the “Description of Notes” set forth in this preliminary prospectus supplement, as supplemented by the related issuer free writing prospectus, as evidenced by an officer’s certificate; and

•
make other changes to the indenture or forms or terms of the notes; provided that no such change individually or in the aggregate with all other such changes has or will have an adverse effect on the interests of the holders of the notes.

The indenture will not require holders to approve the particular form of any amendment or modification. Instead, it will be sufficient for holders to approve the substance of the amendment or modification.
Whenever an amendment or modification to the notes or the indenture is approved, we or the trustee, at our written direction, will promptly deliver notice of such modification or amendment to each holder of the notes and to the trustee, which notice will describe the substance of such modification or amendment in reasonable detail and state the effective date for such modification or amendment. However, our failure to deliver such notice to every holder and the trustee, or any defect in any such notice we deliver, will not impair or otherwise affect the validity of the amendment or modification.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the stated maturity, or any redemption date or fundamental change repurchase date, or upon conversion or otherwise, cash or common shares and cash in lieu of fractional shares, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us, as well as provide the trustee with an officer’s certificate and an opinion of counsel that the conditions precedent to such satisfaction and discharge have been satisfied. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes
Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale price of our common shares or any other security, the daily settlement amounts, the daily conversion values, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. We will forward our calculations to any holder of notes upon the written request of that holder.
Trustee
U.S. Bank National Association, will be the trustee, registrar, paying agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, registrar, paying agent and conversion agent, will assume no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. We maintain banking relationships in the ordinary course of business with U.S. Bank National Association and its affiliates.
Notices
Except as otherwise described herein, notices to registered holders of the notes will be given by mail or, in the case of global notes, delivered electronically in accordance with the procedures of the depositary to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of mailing or upon such delivery, as applicable.
Governing Law
The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.
Book-Entry, Settlement and Clearance
The notes will be initially issued in the form of one or more registered notes in global form. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•
upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•
ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described in the indenture.
All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:
•
a limited purpose trust company organized under the laws of the State of New York;

•
a “banking organization” within the meaning of the New York State Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•
a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•
will not be entitled to have notes represented by the global note registered in their names;

•
will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. None of we, the trustee or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note for any aspect of the records relating to or payments made on account of those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:
•
DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•
DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•
an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

In addition, at any time, we may, in our sole discretion, by delivering a written request to the registrar, the trustee and the owner of such beneficial interest, permit the exchange of any beneficial interest in a global note for a note in physical, certificated form at the request of the owner of such beneficial interest.

DESCRIPTION OF OTHER INDEBTEDNESS
As of December 31, 2017, we had total short-term and long-term debt principal outstanding of $1.5 billion. In addition, as of December 31, 2017, our wholly-owned subsidiaries SFL Deepwater Ltd., SFL Hercules Ltd. and SFL Linus Ltd. had short-term and long-term debt principal of  $226 million, $251 million and $309 million, respectively. These three subsidiaries are accounted for using the equity method, and their outstanding long-term debt is not included in the long-term debt shown on our consolidated balance sheet or in the tables below.
	December 31, 2017	December 31, 2016
	(in thousands of $)
Long-term debt:
3.25% senior unsecured convertible bonds due 2018(1)	63,218	184,202
NOK900 million senior unsecured floating rate bonds due 2019	92,477	87,801
5.75% senior unsecured convertible bonds due 2021	225,000	225,000
NOK500 million senior unsecured floating rate bonds due 2020	61,001	—
U.S. dollar denominated floating rate debt (LIBOR plus margin) due through 2023	1,081,204	1,017,558
Total debt principal	1,522,900	1,580,006
Less: Unamortized debt issuance costs	(18,893)	(27,132)
Less: Current portion of long-term debt	(313,823)	(174,900)
Total long-term debt	1,190,184	1,377,974

(1)
Does not give effect to the redemption of approximately $0.06 million aggregate principal amount of our Convertible Senior Notes due 2018 in February 2018 and the repayment of our remaining Convertible Senior Notes due 2018, for which we paid $63.2 million in cash and issued 651,365 common shares of the Company, in February 2018.

The outstanding debt as of December 31, 2017 is repayable as follows:
(in thousands of $)
Year ending December 31,
2018	313,823
2019	267,102
2020	201,181
2021	467,512
2022	190,340
Thereafter	82,942
Total debt principal	1,522,900

The weighted average interest rate for floating rate debt denominated in U.S. dollars and Norwegian kroner (“NOK”) was 4.26% per annum as of December 31, 2017 (December 31, 2016: 4.20%). This rate takes into consideration the effect of related interest rate swaps. As of December 31, 2017, the three month US Dollar London Interbank Offered Rate, or “LIBOR,” was 1.694% (December 31, 2016: 0.998%) and the Norwegian Interbank Offered Rate, or “NIBOR,” was 0.81% (December 31, 2016: 1.17%).
5.75% Convertible Senior Notes due 2021
On October 5, 2016, we issued a senior unsecured convertible bond loan totaling $225.0 million. Interest on the bonds is fixed at 5.75% per annum and is payable in cash quarterly in arrears on January 15, April 15, July 15 and October 15. The bonds are convertible into our common shares and mature on October 15, 2021. The initial conversion rate at the time of issuance was 56.2596 common shares per $1,000 bond, equivalent to a conversion price of approximately $17.7747 per share. The conversion rate will be adjusted for dividends in excess of  $0.225 per common share per quarter. Since the issuance, dividend distributions have increased the conversion rate to 60.5739, equivalent to a conversion price of approximately $16.5098 per share. The net amount outstanding at December 31, 2017 was $225.0 million (December 31, 2016: $225.0 million).
In conjunction with the bond issue, the Company loaned up to 8,000,000 of its common shares to an affiliate of one of the underwriters of the issue, in order to assist investors in the bonds to establish their initial hedge with respect to their position. The shares that were lent by the Company were initially borrowed from Hemen, the largest shareholder of the Company, for a one-time loan fee of  $120,000. In November 2016, the Company issued 8,000,000 new shares, to replace the shares borrowed from Hemen and received $80,000 from Hemen.
As required by ASC 470-20 “Debt with conversion and other options”, the Company calculated the equity component of the convertible bond, taking into account both the fair value of the conversion option and the fair value of the share lending arrangement. The equity component was valued at $4.6 million and this amount was recorded as “Additional paid-in capital”, with a corresponding adjustment to “Deferred charges”, which are amortized to “Interest expense” over the appropriate period. The amortization of this item amounted to $0.9 million for the year ended December 31, 2017 (December 31, 2016: $0.2 million).
3.25% Senior Convertible Notes Due 2018
On January 30, 2013, the Company issued a senior unsecured convertible bond loan totaling $350.0 million. Interest on the bonds was fixed at 3.25% per annum and was payable in cash quarterly in arrears on February 1, May 1, August 1 and November 1 of each year. The bonds were convertible into our common shares at any time up to 10 banking days prior to February 1, 2018. Subject to adjustment for any dividend payments in the future, the conversion price at the time of issue was $21.945 per share, which represented a premium of approximately 33% to the share price at the time. Since then, dividend distributions had reduced the conversion price and as of December 31, 2017, the conversion price was $13.2418 per share, or equivalent to 4,774,124 common shares if the bonds were converted at that price. Based on the closing price of our common stock of  $15.50 on December 31, 2017, the if-converted value exceeded the principal amounts by $10.8 million.
In October 2017, the Company entered into separate privately negotiated transactions with certain holders of the bonds and converted principal amounts totaling $121.0 million of the outstanding bonds into 9,418,798 common shares. The Company had previously purchased and canceled bonds with an aggregate principal amount of  $165.8 million in October 2016, thus the net amount outstanding at December 31, 2017, was $63.2 million (2016: $184.2 million). A loss of  $1.5 million was recorded in the year ended December 31, 2017 in respect of the equity conversions (2016: a loss of  $8.8 million was recorded in the year ended December 31, 2016 on the purchase and cancellation of bonds).
In conjunction with the bond issue, the Company loaned up to 6,060,606 of its common shares to an affiliate of one of the underwriters of the issue, in order to assist investors in the bonds to establish their initial hedge with respect to their position. The shares that were lent by the Company were borrowed from Hemen, the largest shareholder of the Company, for a one-time loan fee of  $1.0 million.
As required by ASC 470-20 “Debt with conversion and other options”, the Company calculated the equity component of the convertible bond, taking into account both the fair value of the conversion option and the fair value of the share lending arrangement. The equity component was valued at $20.7 million in 2013 and this amount was recorded as “Additional paid-in capital”, with a corresponding adjustment to “Deferred charges”, which are amortized to “Interest expense” over the appropriate period. The amortization of this item amounted to $1.8 million in the year ended December 31, 2017 (2016: $3.4 million). The equity component of the converted bonds in 2017 was valued at $16.4 million (2016: $8.5 million for the purchased and canceled bonds) and this amount has been deducted from “Additional paid-in capital”.
In February 2018, we redeemed approximately $0.06 million aggregate principal amount of the bonds and repaid the remaining bonds, for which we paid $63.2 million in cash and issued 651,365 common shares of the Company.

NOK900 Million Senior Unsecured Bonds Due 2019
On March 19, 2014, we issued a senior unsecured bond loan totaling NOK900 million in the Norwegian credit market. The bonds bear quarterly interest at NIBOR plus a margin and are redeemable in full on March 19, 2019. The bonds may, in their entirety, be redeemed at our option from September 19, 2018, upon giving bondholders at least 30 business days’ notice and paying 100.5% of par value plus accrued interest. Subsequent to their issue, we have purchased bonds with principal amounts totaling NOK142.0 million as of December 31, 2017, which are being held as treasury bonds. The net amount outstanding as of December 31, 2017, was NOK758.0 million, equivalent to approximately $92.5 million (December 31, 2016: NOK758.0 million, equivalent to approximately $87.8 million).
NOK500 Million Senior Unsecured Bonds Due 2020
On June 22, 2017, we issued a senior unsecured bond loan totaling NOK500 million in the Norwegian credit market. The bonds bear quarterly interest at NIBOR plus a margin and are redeemable in full on June 22, 2020. The net amount outstanding at December 31, 2017, was NOK500 million, equivalent to approximately $61.0 million (December 31, 2016: NOKnil, equivalent to $nil).
$49 Million Secured Term Loan and Revolving Credit Facility
In March 2008, two of our wholly-owned subsidiaries entered into a $49.0 million secured term loan and revolving credit facility with a bank. The proceeds of the facility were used to partly fund the acquisition of two newbuilding chemical tankers, which also serves as security for this facility. We have provided a limited corporate guarantee for this facility, which bears interest at LIBOR plus a margin and has a term of ten years. As of December 31, 2017, the amount available under the revolving part of the facility was $20.0 million. The net amount outstanding as of December 31, 2017, was $nil (December 31, 2016: $nil).
$43 Million Secured Term Loan Facility
In February 2010, one of our wholly-owned subsidiaries entered into a $42.6 million secured term loan facility with a bank, bearing interest at LIBOR plus a margin and with a term of approximately five years. The facility is secured against a Suezmax tanker. In November 2014, the terms of the loan were amended and restated, and the facility now matures in November 2019. The net amount outstanding as of December 31, 2017, was $20.6 million (December 31, 2016: $23.4 million).
$43 Million Secured Term Loan Facility
In March 2010, one of our wholly-owned subsidiaries entered into a $42.6 million secured term loan facility with a bank, bearing interest at LIBOR plus a margin and with a term of five years. The facility is secured against a Suezmax tanker. In March 2015, the terms of the loan were amended and restated, and the facility now matures in March 2020. The net amount outstanding as of December 31, 2017, was $20.6 million (December 31, 2016: $23.4 million).
$54 Million Secured Term Loan Facility
In November 2010, two of our wholly-owned subsidiaries entered into a $53.7 million secured term loan facility with a bank, secured against two Supramax dry bulk carriers. We have provided a limited corporate guarantee for this facility, which bears interest at LIBOR plus a margin and has a term of approximately eight years. The net amount outstanding as of December 31, 2017, was $26.3 million (December 31, 2016: $30.2 million).
$75 Million Secured Term Loan Facility
In March 2011, three of our wholly-owned subsidiaries entered into a $75.4 million secured term loan facility with a bank, secured against three Supramax dry bulk carriers. We have provided a limited corporate guarantee for this facility, which bears interest at LIBOR plus a margin and has a term of approximately eight years. The net amount outstanding as of December 31, 2017, was $39.0 million (December 31, 2016: $44.9 million).

$171 Million Secured Term Loan Facility
In May 2011, eight of our wholly-owned subsidiaries entered into a $171.0 million secured loan facility with a syndicate of banks. The facility is supported by China Export & Credit Insurance Corporation, or SINOSURE, which provides an insurance policy in favor of the banks for part of the outstanding loan. The facility is secured against a 1,700 TEU container vessel and seven Handysize dry bulk carriers. The facility bears interest at LIBOR plus a margin and has a term of approximately ten years from delivery of each vessel. The net amount outstanding as of December 31, 2017, was $98.0 million (December 31, 2016: $110.1 million).
$45 Million Secured Term Loan Facility and Revolving Credit Facility
In June 2014, seven of our wholly-owned subsidiaries entered into a $45.0 million secured term loan and revolving credit facility with a bank, secured against seven 4,100 TEU container vessels. The facility bears interest at LIBOR plus a margin and has a term of five years. As of December 31, 2017, the available amount under the revolving part of the facility was $9.0 million. The net amount outstanding as of December 31, 2017, was $36.0 million (December 31, 2016: $36.0 million).
$101 Million Secured Term Loan Facility
In August 2014, six of our wholly-owned subsidiaries entered into a $101.4 million secured term loan facility with a syndicate of banks, secured against six offshore support vessels. One of the vessels was sold in February 2016, and the facility now relates to the remaining five vessels. We have provided a limited corporate guarantee for this facility, which bears interest at LIBOR plus a margin and originally had a term of approximately five years. In October 2017, certain amendments were made to the agreement, including an extension of the final maturity date until January 2023. The net amount outstanding as of December 31, 2017, was $44.1 million (December 31, 2016: $54.7 million).
$20 Million Secured Term Loan Facility
In September 2014, two of our wholly-owned subsidiaries entered into a $20.0 million secured term loan facility with a bank, secured against two 5,800 TEU container vessels. The facility bears interest at LIBOR plus a margin and has a term of five years. The net amount outstanding as of December 31, 2017, was $20.0 million (December 31, 2016: $20.0 million).
$128 Million Secured Term Loan Facility
In September 2014, two of our wholly-owned subsidiaries entered into a $127.5 million secured term loan facility with a bank, secured against two 8,700 TEU container vessels which were delivered in 2014. We have provided a limited corporate guarantee for this facility, which bears interest at LIBOR plus a margin and has a term of seven years. The net amount outstanding as of December 31, 2017, was $100.9 million (December 31, 2016: $109.4 million).
$128 Million Secured Term Loan Facility
In November 2014, two of our wholly-owned subsidiaries entered into a $127.5 million secured term loan facility with a bank, secured against two 8,700 TEU container vessels which were delivered in 2015. We have provided a limited corporate guarantee for this facility, which bears interest at LIBOR plus a margin and has a term of seven years. The net amount outstanding as of December 31, 2017, was $104.1 million (December 31, 2016: $112.6 million).
$39 Million Secured Term Loan Facility
In December 2014, two of our wholly-owned subsidiaries entered into a $39.0 million secured term loan facility with a bank, secured against two Kamsarmax dry bulk carriers. We have provided a limited corporate guarantee for this facility, which bears interest at LIBOR plus a margin and has a term of approximately eight years. The net amount outstanding as of December 31, 2017, was $29.1 million (December 31, 2016: $31.5 million).

$250 Million Secured Revolving Credit Facility
In June 2015, 17 of our wholly-owned subsidiaries entered into a $250.0 million secured revolving credit facility with a syndicate of banks, secured against 17 tankers chartered to Frontline Shipping. Eight of the tankers were sold and delivered to their new owners prior to December 31, 2017, and the facility was secured against the remaining nine tankers at December 31, 2017. The facility bears interest at LIBOR plus a margin and has a term of three years. At December 31, 2017, the available amount under the facility was $nil (2016: $175.6 million). The net amount outstanding at December 31, 2017, was $149.0 million (December 31, 2016: $40.0 million).
$166 Million Secured Term Loan Facility
In July 2015, eight of our wholly-owned subsidiaries entered into a $166.4 million secured term loan facility with a syndicate of banks, secured against eight Capesize dry bulk carriers. We have provided a limited corporate guarantee for this facility, which bears interest at LIBOR plus a margin and has a term of seven years. The net amount outstanding as of December 31, 2017, was $131.7 million (December 31, 2016: $145.6 million).
$210 Million Secured Term Loan Facility
In November 2015, three of our subsidiaries entered into a $210.0 million secured term loan facility with a syndicate of banks, to partly fund the acquisition of three newbuilding container vessels, against which the facility is secured. One of the vessels was delivered in November 2015, a second was delivered in February 2016, and the remaining vessel was delivered in May 2016. We have provided a limited corporate guarantee for this facility, which bears interest at LIBOR plus a margin and has a term of five years from the delivery of each vessel. As of December 31, 2017, the net amount outstanding was $187.0 million (December 31, 2016: $200.2 million).
$76 million Secured Term Loan Facility
In August 2017, two of our wholly-owned subsidiaries entered into a $76.0 million secured term loan facility with a bank, secured against two product tanker vessels. The two vessels were delivered in August 2017. We have provided a limited corporate guarantee for this facility, which bears interest at LIBOR plus a margin and has a term of seven years. At December 31, 2017, the net amount outstanding was $74.7 million (December 31, 2016: $nil).
The aggregate book value of assets pledged as security against the above borrowings as of December 31, 2017, was $1,908 million (December 31, 2016: $2,009 million).
$375 Million Secured Term Loan And Revolving Credit Facility
In May 2013, our equity-accounted subsidiary SFL Hercules Ltd. entered into a $375.0 million secured term loan and revolving credit facility with a syndicate of banks, secured against the ultra deepwater drilling rig West Hercules. We have provided a limited corporate guarantee for this facility, which bears interest at LIBOR plus a margin and originally had a term of six years. In connection with Seadrill’s restructuring plan, an extension of the final maturity date by four years was agreed with the banks, subject court approval of the restructuring plan. As of December 31, 2017, the available amount under the revolving part of the facility was $nil. As of December 31, 2017, the net amount outstanding under the facility was $251.3 million (December 31, 2016: $278.7 million).
$390 Million Secured Term Loan And Revolving Credit Facility
In October 2013, our equity-accounted subsidiary SFL Deepwater Ltd. entered into a $390.0 million secured term loan and revolving credit facility with a syndicate of banks, secured against the ultra deepwater drilling rig West Taurus. We have provided a limited corporate guarantee for this facility, which bears interest at LIBOR plus a margin and originally had a term of five years. In connection with Seadrill’s restructuring plan, an extension of the final maturity date by four years was agreed with the banks, subject court approval of the restructuring plan. As of December 31, 2017, the available amount under the revolving part of the facility was $nil. As of December 31, 2017, the net amount outstanding under the facility was $225.8 million (December 31, 2016: $248.4 million).
$475 Million Secured Term Loan And Revolving Credit Facility
In October 2013, our equity-accounted subsidiary SFL Linus Ltd. entered into a $475.0 million secured term loan and revolving credit facility with a syndicate of banks. The proceeds of the facility were used to finance the acquisition of the newbuilding harsh environment jack-up drilling rig West Linus, which was delivered in February 2014. We have provided a limited corporate guarantee for this facility, which bears interest at LIBOR plus a margin and originally had a term of approximately five years. In connection with Seadrill’s restructuring plan, an extension of the final maturity date by four years was agreed with the banks, subject court approval of the restructuring plan. As of December 31, 2017, the available amount under the revolving part of the facility was $0. As of December 31, 2017, the net amount outstanding under the facility was $308.8 million (December 31, 2016: $356.2 million).
Agreements related to long-term debt provide limitations on the amount of total borrowings and secured debt, and acceleration of payment under certain circumstances, including failure to satisfy certain financial covenants. As of December 31, 2017, we were in compliance with all of the covenants under our long-term debt facilities. The $101.4 million secured term loan facility entered into in August 2014 contains certain financial covenants on Solship. As at December 31, 2017, Solship was in compliance with all covenants under the loan agreement. The $375.0 million secured term loan and revolving credit facility entered into in May 2013, the $390.0 million secured term loan and revolving credit facility entered into in October 2013 and the $475.0 million secured term loan and revolving credit facility entered into in October 2013 contain certain financial covenants on Seadrill, which have been suspended until the ongoing restructuring plan is approved by the court or terminated. As of December 31, 2017, Seadrill was in compliance with all applicable covenants under these loans.

DESCRIPTION OF SHARE LENDING AGREEMENTS
Concurrently with this offering, up to 7,000,000 of our common shares will be offered, by means of a separate prospectus supplement and accompanying prospectus, by the selling shareholders named therein, who will borrow such shares through lending arrangements from Morgan Stanley, Jefferies or Citigroup (or their respective affiliates), each of which is borrowing the shares either directly from SFLC or from its affiliate, which in turn is borrowing the shares from SFLC. We refer to the entities that are borrowing shares from SFLC as the Share Borrowers. The borrowed shares were issued by Ship Finance International Limited to SFLC to facilitate this lending arrangement. The borrowed shares are newly-issued shares issued in connection with this transaction and will be cancelled or held as treasury shares by us upon the expiration or the early termination of the share lending arrangements (unless SFLC directs the borrowed shares to be delivered to a nominee). One or more of the Shares Borrowers may from time to time post collateral to SFLC in connection with the borrowed shares. As of the date of the closing of the offering, taking into account the maximum number of shares that may be issued in connection with this share lending arrangement, the Company will have 118,582,238 shares issued and outstanding. None of the Share Borrowers, their affiliates or us will receive any proceeds of the offering or sale of the borrowed shares, except as described below.
To make the purchase of the notes offered pursuant to this prospectus supplement more attractive to prospective investors, SFLC has agreed to make the borrowed shares available to the Share Borrowers which will, in turn, make the borrowed shares available to the selling shareholders as described above. With respect to borrowed shares sold by selling shareholders concurrently with, or shortly following, the offering of the notes, the share lending arrangements with each of the Share Borrowers will be available during a period beginning on the date of the closing of this offering and ending on or about the maturity date of the notes, or, if earlier, on or about the date as of which all of the notes cease to be outstanding as a result of redemption, repurchase, conversion or other acquisition for value (or earlier in certain circumstances) (the “loan availability period”).
Share loans under each of the share lending agreements with the Share Borrowers will terminate, and the borrowed shares thereunder must be returned to SFLC or its nominee if the concurrent offering of the notes is not consummated or upon the termination of the loan availability period with respect to such share lending agreement, as well as under the following circumstances:
•
each Share Borrower may terminate all or any portion of a loan under the respective share lending agreement at any time;

•
after the date on which all of the notes are repurchased, converted or otherwise acquired for value; and

•
each Share Borrower or SFLC may terminate any or all of the applicable outstanding loans upon a default by the other party under the share lending agreements, including certain breaches of representations, warranties, covenants or agreements under the share lending agreements, or the bankruptcy of the respective Share Borrower, us or SFLC.

The holders of the borrowed shares will have the right to vote the shares on all matters submitted to a vote of our shareholders and the right to receive any dividends or other distributions that we may pay or make on our outstanding shares of common stock. However, under the share lending agreements, each of the Share Borrowers have agreed:
•
to pay to SFLC an amount equal to cash dividends, if any, that we pay on the borrowed shares;

•
to pay or deliver, as the case may be, to SFLC any other distribution, other than in a liquidation or a reorganization in bankruptcy, that we make on the borrowed shares; and

•
not to vote on the borrowed shares on any matter submitted to a vote of our stockholders, except in certain circumstances where such vote is required for quorum purposes.

We expect that the selling shareholders will sell the borrowed shares and use the resulting short position to establish their initial hedge with respect to their respective investments in the notes. The selling shareholders may short sell up to the number of borrowed shares concurrently with, or shortly following, the offering of the notes. The total number of shares that the selling shareholders can borrow under the share lending agreements is limited to a maximum of 7,000,000 shares. The selling shareholders may effect such transactions by selling the borrowed shares at various prices from time to time through Morgan Stanley, Jefferies and Citigroup (three of the underwriters of the notes offered pursuant to this prospectus supplement) or their respective affiliates, which may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or from purchasers of borrowed shares for whom such underwriters may act as agent or to whom it may sell as principal. In addition, the Share Borrowers have agreed to pay a fee to SFLC. The existence of the share lending agreements and the short sales of our common stock effected in connection with the sale of the notes being offered concurrently herewith could cause the market price of our common stock to be lower over the term of the share lending agreements than it would have been if there was no such agreement. See “Risk Factors—Risks Related to the Offering and Our Common Shares—Future sales of our common shares in the public market, as well as sales of the borrowed shares in the concurrent offering, could lower the market price for our common shares and adversely impact the trading price of the notes.” However, we have determined that the entry by SFLC into the share lending agreements is in our best interests as a means to facilitate the offer and sale of the notes pursuant to the related prospectus supplement and accompanying prospectus on terms more favorable to us than we could have otherwise obtained. The concurrent offering of the borrowed shares is conditioned upon the closing of this offering.

TAXATION
The following discussion summarizes the material U.S. federal income tax and Bermuda tax consequences to U.S. Holders and Non-U.S. Holders, each as defined below, of the purchase, ownership, and disposition of our notes by persons who purchase the notes in this offering, and of the ownership and disposition of any of our common shares received upon the conversion of the notes. This summary does not purport to deal with all aspects of U.S. federal income taxation or Bermuda taxation that may be relevant to an investor’s decision to purchase notes, nor any tax consequences arising under the laws of any state, locality or other foreign jurisdiction. This summary is not intended to be applicable to all categories of investors, such as dealers in securities, banks, thrifts or other financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, U.S. expatriates, persons that hold the notes or common shares as part of a straddle, conversion transaction or hedge, persons who own 10% or more of our common shares, persons deemed to sell the notes or the common shares under the constructive sale provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, a U.S. Holder (as defined below) whose “functional currency” is other than the U.S. dollar, or persons who acquire or are deemed to have acquired the notes in an exchange or for property other than cash, or holders subject to the alternative minimum tax, each of which may be subject to special rules. In addition, this discussion is limited to persons who hold the notes and common shares as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code and acquire the notes in connection with this offering. References in the following discussion to “we” and “us” are to Ship Finance International Limited and its subsidiaries on a consolidated basis.
U.S. Federal Income Tax Considerations
In the opinion of Seward & Kissel LLP, our U.S. counsel, the following are the material U.S. federal income tax consequences to us of our activities and to U.S. Holders and Non-U.S. Holders (both as defined below) of the notes and any of our common shares received upon their conversion. The following discussion of U.S. federal income tax matters is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the U.S. Department of the Treasury, all of which are subject to change, possibly with retroactive effect. Except as otherwise noted, this discussion is based on the assumption that we will not maintain an office or other fixed place of business within the United States.
As used in this section, a “U.S. Holder” is a beneficial owner of notes or common shares that is, for U.S. federal income tax purposes: (1) an individual citizen or resident alien of the United States, (2) a corporation or other entity that is taxable as a corporation, created or organized under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, and (4) a trust, if a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons has the authority to control all substantial decisions of the trust. A “Non-U.S. Holder” is a beneficial owner of the notes or common shares (other than an entity classified as a partnership for U.S. federal income tax purposes) that is not a “U.S. Holder,” as defined above. If an entity treated as a partnership for U.S. federal income tax purposes holds the notes or the common shares, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding the notes or the common shares are encouraged to consult their own tax advisors.
PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF THE NOTES.
U.S. Federal Income Taxation of U.S. Holders
Payment of Interest
Interest on a note generally will be includable in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. Interest on a note will be income from sources outside the United States and will generally constitute “passive category income” for U.S. foreign tax credit limitation purposes. Additional amounts paid, if any, pursuant to the obligations described under “Description of Notes—Additional Amounts” will generally be treated as ordinary interest income. The notes will be issued without original issue discount for U.S. federal income tax purposes.
Additional Amounts
In certain circumstances (see “Description of the Notes—Payment of Additional Amounts”), we may be obligated to pay additional interest on the notes. Our obligation to pay such additional interest may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingencies are, in the aggregate, considered to be remote or incidental. We believe that the potential for payment of additional interest due to the occurrence of an additional interest event is remote or incidental. Our determination that this contingency is remote or incidental is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. However, the IRS may take a different position, which could require a U.S. Holder, subject to U.S. federal income tax to accrue income on its notes at a rate in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event an additional interest event occurs, it may affect the amount and timing of the income recognized by a U.S. Holder. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments. U.S. Holders are urged to consult their tax advisors regarding the potential application of the contingent payment debt regulations to the notes and the consequences thereof.
Sale, Exchange or Redemption of a Note
Subject to the discussion below under “Passive Foreign Investment Company Status and Significant Tax Consequences,” upon the sale, exchange or redemption (but not a conversion) of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the sale, exchange, or redemption, except to the extent such amount is attributable to accrued interest not previously included in income, which would be taxable as ordinary income, and (2) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. Holder plus the amount, if any, included in income on an adjustment to the conversion price of the notes, as described in “Adjustments to Conversion Price” below. U.S. Holders are encouraged to consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for U.S. Holders who are individuals, trusts or estates) and capital losses (the deductibility of which may be subject to limitations). Such gain or loss will generally be treated as gain or loss from sources within the United States for U.S. foreign tax credit limitation purposes.
Adjustments to Conversion Price
The conversion price of the notes is subject to adjustment under certain circumstances, as described under “Description of Notes—Adjustment To Conversion Price.” Section 305 of the Code and the Treasury Regulations issued thereunder may treat the holders of the notes as having received a constructive distribution, resulting in dividend treatment (as described below) to the extent of our current and/or accumulated earnings and profits as determined under U.S. federal income tax principles, if, and to the extent that, certain adjustments in the conversion price (or certain other corporate transactions) increase the proportionate interest of a holder of notes in the fully diluted common shares (particularly an adjustment to reflect a taxable dividend to holders of common shares), whether or not such holder ever exercises its conversion privilege. Moreover, if there is not a full adjustment to the conversion price of the notes to reflect a stock dividend or other event increasing the proportionate interest of the holders of outstanding common shares in the assets or our earnings and profits, then such increase in the proportionate interest of the holders of the common shares may be treated as a distribution to such holders, taxable as a dividend (as described below) to the extent of our current and/or accumulated earnings and profits. Recently proposed Treasury Regulations provide guidance on how to determine the taxable amount of the deemed distribution to a holder of a convertible instrument such as the notes. These regulations generally provide that a deemed distribution to a holder of a convertible instrument, such as the notes, is treated as a distribution in an amount equal to the increase in the value of the conversion right. These Treasury Regulations are not effective until finalized but may be relied upon by holders for distributions occurring on or after January 1, 2016. Prior to the finalization of the Treasury Regulations, deemed distributions may be treated as equal either to the increase in the value of the conversion right or to the fair market value of the additional stock that would be received on a conversion of the notes. We have not yet determined which valuation method we will use in reporting any such deemed distributions. Holders are encouraged to consult their tax advisers regarding the applicability of the proposed regulations to their particular situation.
Conversion of the Notes
Upon conversion of a note, a U.S. Holder will receive cash, common shares or a combination of cash and common shares, at our election.
If a U.S. Holder receives solely cash in exchange for a note upon conversion, the U.S. Holder’s gain or loss will be determined in the same manner as if the U.S. Holder had disposed of the note in a taxable disposition described under “Sale, Exchange or Redemption of a Note” above.
If a U.S. Holder receives solely common shares in exchange for a note upon conversion, the U.S. Holder generally will not recognize any income, gain or loss upon the conversion except with respect to cash received in lieu of a fractional share of common stock. The U.S. Holder’s tax basis in the common shares received on conversion of a note (other than common shares received with respect to accrued interest) will be the same as such U.S. Holder’s adjusted tax basis in the note at the time of conversion, reduced by any tax basis allocable to a fractional share interest, and the holding period for the common shares received on conversion will generally include the holding period of the note converted. However, to the extent that any common shares received upon conversion is considered attributable to accrued interest not previously included in income by the U.S. Holder, it will be taxable as ordinary income. A U.S. Holder’s tax basis in shares of common stock considered attributable to accrued interest generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the date of conversion.
Cash received in lieu of a fractional share of common stock upon conversion will be treated as a payment in exchange for the fractional share of common stock. Accordingly, the receipt of cash in lieu of a fractional share of common stock generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and the U.S. Holder’s adjusted tax basis in the fractional share, and will be taxable as described below under “Sale, Exchange or Other Disposition of Common Shares.” A U.S. Holder’s tax basis in a fractional share will be determined by allocating the holder’s tax basis in the common shares between the common shares received upon conversion and the fractional share, in accordance with their respective fair market value.
If a U.S. Holder receives a combination of common shares and cash in exchange for a note upon conversion, we intend to take the position that the conversion will be treated as a recapitalization for U.S. federal income tax purposes, although the tax treatment is uncertain.
Assuming such treatment, a U.S. Holder will recognize capital gain, but not loss, equal to the excess of the sum of the fair market value of the common shares and cash received (other than amounts attributable to accrued interest, which will be treated as such as described under “—Payment of Interest” above) over the holder’s adjusted tax basis in the note, but in no event will the capital gain recognized exceed the amount of cash received (excluding cash attributable to accrued interest). As discussed above, if a U.S. Holder receives cash in lieu of a fractional share, and such holder’s adjusted tax basis in that fractional share exceeds the amount of cash that holder received for that fractional share, such holder will recognize capital loss equal to that difference.
In such circumstances, a U.S. Holder’s tax basis in the common shares received upon a conversion of a note (other than common shares received with respect to accrued interest, but including any fractional share deemed received) will equal the tax basis of the note that was converted, reduced by the amount of cash received (excluding cash received in lieu of a fractional share and cash attributable to accrued interest), increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. Holder’s tax basis in the common shares received with respect to accrued interest will equal the fair market value of the shares received.
Any capital gain recognized by U.S. Holders upon conversion will be long-term capital gain if at the time of conversion the notes have been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. Any gain recognized will generally be U.S. source income for purposes of computing a U.S. Holder’s foreign tax credit limitation.
An alternative characterization would treat the cash payment received on conversion as proceeds from a sale of a portion of the note, and would tax the sale portion in the manner described under “—Sale, Exchange or Redemption of a Note” above. Under this alternative characterization, a U.S. Holder would not recognize gain or loss with respect to our common shares received (other than shares attributable to accrued interest), and the U.S. Holder’s holding period for such shares would include the period during which such holder held the notes. In such case, the U.S. Holder’s basis in the note would be allocated pro rata between the common shares and the portion of the note treated as exchanged for cash, in accordance with their fair market values.
U.S. Holders should consult their tax advisors regarding the tax treatment of the receipt of cash and common shares for notes upon conversion.
Taxation of Distributions on Common Shares
Subject to the discussion below under “Passive Foreign Investment Company Status and Significant Tax Consequences,” distributions, if any, paid on our common shares generally will be includable in a U.S. Holder’s income as dividend income to the extent made from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in his common shares on a dollar-for-dollar basis and thereafter as capital gain. Such distributions will not be eligible for the dividends-received deduction, but may qualify for taxation at preferential rates in the case of a U.S. Holder which is an individual, trust or estate, provided that the common shares are traded on an established securities market in the United States (such as the NYSE on which our common shares are currently traded) and such holder meets certain holding period and other requirements and provided further that we do not constitute a passive foreign investment company, as described below, for the taxable year of the distribution or the immediately preceding year.
Dividends paid on our common shares will be income from sources outside the United States and will generally constitute “passive category income” for U.S. foreign tax credit limitation purposes.
Sale, Exchange or Other Disposition of Common Shares
Subject to the discussion below under “Passive Foreign Investment Company Status and Significant Tax Consequences,” upon the sale, exchange or other disposition of common shares, a U.S. Holder generally will recognize capital gain or capital loss equal to the difference between the amount realized on such sale or exchange and such holder’s adjusted tax basis in such common shares. U.S. Holders are encouraged to consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for U.S. Holders who are individuals, trusts or estates) and capital losses (the deductibility of which is subject to limitations). A U.S. Holder’s gain or loss will generally be treated (subject to certain exceptions) as gain or loss from sources within the United States for U.S. foreign tax credit limitation purposes.
Passive Foreign Investment Company Status and Significant Tax Consequences
Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our common shares, either at least 75% of our gross income for such taxable year consists of  “passive income” (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business), or at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, “passive income.”
For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.
Although there is no legal authority directly on point, we believe that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time chartering activities of our wholly-owned subsidiaries more likely than not constitutes services income, rather than rental income. Correspondingly, we believe that such income does not constitute “passive income,” and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, do not constitute passive assets for purposes of determining whether we are a PFIC. We believe there is substantial legal authority supporting our position consisting of case law and Internal Revenue Service, or IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. This position is principally based upon the positions that (1) our time charter income will constitute services income, rather than rental income, and (2) Frontline Management and Golden Ocean Management, which provide services to certain of our time-chartered vessels, will be respected as separate entities from Frontline Shipping and the Golden Ocean Charterer, with which they are respectively affiliated.
We have taken the position that we were not treated as a PFIC for our 2017 taxable year. For the 2018 taxable year and future taxable years, depending upon the relative amount of income we derive from our various assets as well as their relative fair market values, it is possible that we may be treated as a PFIC. If we were to be treated as a PFIC at any time during a U.S. Holder’s holding period with respect to any of our common shares, such holder would be required to treat such shares as stock in a PFIC for all subsequent taxable years, without regard to the income or asset tests described above, until such holder actually sells such shares or is deemed to sell such shares.
We note that there is no direct legal authority under the PFIC rules addressing our current and proposed method of operation. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future. Accordingly, no assurance can be given that the IRS or a court of law will accept our position.
As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund”, which election we refer to as a QEF Election. As an alternative to making a QEF Election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common shares, as discussed below, and which election we refer to as a Mark-to-Market Election.
Under proposed Treasury Regulations, if we are treated as a PFIC, a U.S. Holder of the notes would be treated for purposes of the PFIC rules as a holder of our common stock prior to conversion of the notes. In such a case, a U.S. Holder would not be able to make the QEF Election or Mark-to-Market Elections discussed below with respect to the notes. As a result, if a U.S. Holder of the notes were treated as a holder of our common stock for such purposes, and such holder sold or otherwise disposed of such notes (other than upon conversion of such notes), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described below, if we were a PFIC at any time during the period the U.S. Holder held the notes.
If a U.S. Holder that converts notes properly makes a QEF election with respect to the newly acquired common shares (or has previously made a QEF election with respect to our common shares), the QEF election would apply to the newly acquired common shares, but the adverse tax consequences relating to

PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, would apply (or continue to apply) with respect to such newly acquired common shares (which generally would be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the notes), unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election would be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described below. As a result of the purging election, the U.S. Holder would have a new basis and holding period in the common shares acquired upon the conversion of the notes for purposes of the PFIC rules.
Taxation of U.S. Holders Making a Timely QEF Election: If a U.S. Holder makes a timely QEF Election, which U.S. Holder we refer to as an Electing Holder, the Electing Holder must report each year for U.S. federal income tax purposes its pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the common shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that have been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common shares and will not be taxed again once distributed. A U.S. Holder may make a QEF Election with respect to any taxable year that we are a PFIC by filing one copy of IRS Form 8621 with its U.S. federal income tax return. To make a QEF Election, a U.S. Holder must receive annually certain tax information from us. If we are treated as a PFIC for any taxable year, we will provide the information necessary for U.S. Holders to make and maintain a QEF Election. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common shares. Additionally, to the extent any of our subsidiaries were PFICs, if we were to be treated as a PFIC for any taxable year, a U.S. Holder may continue to be subject to the general PFIC rules with respect to such holder’s indirect interest in any investments held by us that were treated as equity interests in a PFICs for U.S. federal income tax purposes, unless such holder made a separate QEF Election with respect to each such subsidiary.
Taxation of U.S. Holders a Mark-to-Market Election: Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate, our common shares are treated as “marketable stock,” a U.S. Holder would be permitted to make a Mark-to-Market Election with respect to our common shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder’s tax basis in its common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, if we were to be treated as a PFIC for any taxable year, a U.S. Holder may continue to be subject to the general PFIC rules with respect to such holder’s indirect interest in any investments held by us that were treated as equity interests in a PFICs for U.S. federal income tax purposes.
Taxation of U.S. Holders Not Making a Timely QEF Election or Mark-to-Market Election: A U.S. Holder of notes may be treated for purposes of the PFIC rules as a holder of our common stock prior to conversion of the notes under the applicable constructive ownership rules, and the “mark-to-market” and “qualified electing fund” elections would not be available to a U.S. Holder of our notes. Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF Election or a Mark-to-Market Election for that year, whom we refer to as a Non-Electing Holder, would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common shares in a taxable year in excess of 125 % of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the

Non-Electing Holder’s holding period for the common shares), and (2) any gain realized on the sale, exchange or other disposition of our common shares. Under these special rules:
•
the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common shares;

•
the amount allocated to the current taxable year and any taxable years before we became a PFIC would be taxed as ordinary income; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of our common shares. If we were a PFIC, and a Non-Electing Holder who is an individual died while owning our common shares, such holder’s successor generally would not receive a step-up in tax basis with respect to such common shares. In addition to the above consequences, if we were to be treated as a PFIC for any taxable year for which a U.S. Holder holds our notes or common stock, such U.S. Holder may be required to file IRS form 8621 with the IRS for that year with respect to such U.S. Holder’s notes or common shares.
U.S. Holders are encouraged to consult their own tax advisors regarding the application of the PFIC rules, including eligibility for, and the manner and advisability of, making certain elections with respect to our common shares and the notes in the case that we are determined to be a PFIC and the applicability of the proposed Treasury Regulations.
U.S. Federal Tax Consequences to Non-U.S. Holders
In general, payments on the notes or the common shares to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange, redemption or conversion of the notes or the common shares will not be subject to U.S. federal income or withholding tax, unless:
(1)
such income is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States (and in the case of an applicable income tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment in the United States),

(2)
in the case of gain, such Non-U.S. Holder is a nonresident alien individual who is present in the United States for more than 183 days in the taxable year of the sale of the notes or the common shares and certain other requirements are met, or

(3)
the certification described below (see “Information Reporting and Backup Withholding”) has not been fulfilled with respect to such Non-U.S. Holder.

Except as may otherwise be provided in an applicable income tax treaty between the United States and a foreign country, a Non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest and dividends if such payments are effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States. Such Non-U.S. Holder will be required to provide the withholding agent with a properly executed IRS Form W-8ECI. In addition, if the Non-U.S. Holder is a corporation, such holder may be subject to a branch profits tax at a 30% rate (or such lower rate as provided by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. A Non-U.S. Holder will not be considered to be engaged in a trade or business within the United States for U.S. federal income tax purposes solely by reason of holding the notes or the common shares.
Information Reporting and Backup Withholding
Under certain circumstances, the Code requires “information reporting” annually to the IRS and to each U.S. Holder and Non-U.S. Holder (collectively, a “Holder”), and “backup withholding” with respect to certain payments made on or with respect to the notes or the common shares. Certain Holders are exempt from backup withholding, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts that provide a properly completed IRS Form W-9. Backup withholding will apply to a non-exempt U.S. Holder if such U.S. Holder (1) fails to furnish its Taxpayer Identification Number, or TIN, which, for an individual would be his or her Social Security Number, (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.
A Non-U.S. Holder which receives payments made on or with respect to the notes or the common shares through the U.S. office of a broker, will not be subject to either IRS reporting requirements or backup withholding if such Non-U.S. Holder provides to the withholding agent an applicable IRS Form W-8, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a U.S. person.
The payment of the proceeds on the disposition of the notes or the common shares to or through the U.S. office of a broker generally will be subject to information reporting and backup withholding unless the Holder provides the certification described above or otherwise establishes an exemption from such reporting and withholding requirements. The payment of the proceeds outside of the United States on the disposition of the notes or the common shares through a non-U.S. office of a non-U.S. broker generally will not be subject to information reporting and backup withholding. However, information reporting, but not backup withholding, will apply to the payment of proceeds, including a payment outside the United States, to the disposition of the notes or the common shares through a non-U.S. office of a broker that is a U.S. person or has some other contacts with the United States. Such information reporting requirements will not apply, however, if the broker has documentary evidence that the payee is a non-U.S. person and certain other conditions are met, or an exemption is otherwise established.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of U.S. federal income tax, a refund or credit may be obtained from the IRS, provided that certain required information is furnished. Copies of the information returns reporting such interest and withholding may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.
Individuals who are U.S. Holders (and to the extent specified in applicable Treasury Regulations, certain individuals who are Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury Regulations). Specified foreign financial assets would include, among other assets, the notes and our common shares, unless the notes or the shares are held through an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations under this legislation.
Taxation of Our Operating Income
In General
Unless exempt from U.S. federal income taxation under the rules discussed below, a foreign corporation is subject to U.S. federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. Shipping income includes income derived both from vessels which are owned by a foreign corporation as well as those vessels that are chartered in by a foreign corporation. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as “U.S.-source shipping income.”
Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% U.S.-source shipping income.
Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any U.S. federal income tax.
In the absence of exemption from tax under Section 883 of the Code, our gross U.S.-source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.
Exemption of Operating Income from U.S. Federal Income Taxation
Under Section 883 of the Code and the Treasury Regulations thereunder, we will be exempt from U.S. federal income taxation on our U.S.-source shipping income if:
(1)
we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States; and

(2)
either

(A)
more than 50% of the value of our stock is owned, directly or indirectly, by individuals who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States (such individuals, “Qualified Shareholders”), which we refer to as the “50% Ownership Test,” or

(B)
our stock is “primarily and regularly traded on an established securities market” in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test”.

Each of Bermuda, our country of incorporation and that of certain of our vessel-owning subsidiaries, and Liberia, Panama, the Isle of Man, Singapore, the Marshall Islands, Malta and Cyprus, the countries of incorporation of our other vessel-owning subsidiaries, has been formally recognized by the IRS as a foreign country that grants an “equivalent exemption” to United States corporations. Therefore, we will be exempt from U.S. federal income taxation with respect to our U.S.-source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test.
The Treasury Regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common shares, which is our sole class of our issued and outstanding stock, are currently “primarily traded” on the NYSE.
Under the Treasury Regulations, our stock will be considered to be “regularly traded” on an established securities market if one or more classes of our stock representing more than 50% of our outstanding shares, by total combined voting power of all classes of stock entitled to vote and total value, is listed on the market, which we refer to as the “listing threshold.” Since our common shares, our sole class of stock, is listed on the NYSE, we will satisfy the listing threshold.
It is further required that with respect to each class of stock relied upon to meet the listing threshold (i) such class of stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year, which we refer to the “trading frequency test”;

and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year, which we refer to as the “trading volume test”. We believe our common shares currently satisfy and will continue to satisfy the trading frequency and trading volume tests. Even if this were not the case, the Treasury Regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as is the case with our common shares, such class of stock is traded on an established securities market in the United States and such class of stock is regularly quoted by dealers making a market in such stock.
Notwithstanding the foregoing, the Treasury Regulations provide that our common shares will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of our outstanding common shares are owned, actually or constructively under specified stock attribution rules, on more than half the days during the taxable year, by persons who each own 5% or more of our common shares, which we refer to as the “5% Override Rule.” The 5% Override Rule will not apply, however, if in respect of each category of shipping income for which exemption is being claimed, we can establish Qualified Shareholders own sufficient common stock to preclude non-Qualified Shareholders from owning 50% or more of the total value of our common stock for more than half the number of days during the taxable year; this is also known as the “5% Override Exception.”
For purposes of being able to determine the persons who own 5% or more of our common shares, or “5% Shareholders,” the Treasury Regulations permit us to rely on Schedule 13G and Schedule 13D filings with the Commission to identify persons who have a 5% or more beneficial interest in our common shares. The regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.
We believe that we and each of our subsidiaries currently qualify for exemption under Section 883 of the Code and we intend to take this position for U.S. federal income tax return reporting purposes. However, there are factual circumstances beyond our control that could cause us to lose the benefit of the exemption under Section 883 of the Code and thereby become subject to U.S. federal income tax on our U.S.-source shipping income. For example, Hemen owned as much as approximately 37% of our outstanding common shares for more than half of the days in 2018 (taking into account certain attribution rules). Accordingly, we expect to qualify for exemption under Section 883 for the 2018 taxable year. However, given the factual nature of this inquiry, we may no longer qualify for exemption under Section 883 for a future taxable year if other 5% Shareholders were, in combination with Hemen, to own 50% or more of our outstanding common shares on more than half of the days during the taxable year, unless we are able to establish that the 5% Override Exception applies. In order to establish this, sufficient 5% Shareholders that are Qualified Shareholders would have to comply with certain documentation and certification requirements prescribed under the Treasury Regulations. These requirements are onerous and thus there could be no assurance that we would be able to satisfy them.
Taxation In the Absence of Exemption
To the extent the benefits of the exemption under Section 883 of the Code are unavailable and our U.S.-source shipping income is not considered to be “effectively connected” with the conduct of a U.S. trade or business, we and our subsidiaries would be subject to a 4% U.S. federal income tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, which we refer to as the “4% gross basis tax regime.” Since, under the sourcing rules described above, no more than 50% of our shipping income would be treated as being U.S.-source shipping income, the maximum effective rate of U.S. federal income tax on our shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, would never exceed 2% under the 4% gross basis tax regime.
To the extent the benefits of the exemption under Section 883 of the Code are unavailable and our U.S.-source shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S.-source shipping income, net of applicable deductions, would be subject to U.S. federal corporate income tax currently imposed at rates of up to 21%. In addition, we may be subject to the 30% “branch profits” tax on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of such U.S. trade or business.

Our U.S.-source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:
•
We have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•
Substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have, or permit circumstances that would result in having, any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S.-source shipping income will be “effectively connected” with the conduct of a U.S. trade or business.
U.S. Taxation of Gain on Sale of Vessels
Regardless of whether we qualify for the benefits of Section 883 of the Code, we will not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.
U.S. Taxation of Our Other Income
In addition to our shipping operations, we charter drillrigs to third parties who conduct drilling operations in various parts of the world. Since we are not engaged in a trade or business in the United States, we do not expect to be subject to U.S. federal income tax on any of our income from such charters.
Bermuda Tax Considerations
Under current Bermuda law, we are not subject to tax on income or capital gains. We have received from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or to any of our operations or shares, debentures or other obligations, until March 31, 2035. We could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. We and our subsidiaries incorporated in Bermuda pay annual government fees to the Bermuda government.
THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL AND BERMUDA INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES. YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING, CONVERTING OR OTHERWISE DISPOSING OF THE NOTES AND OUR COMMON SHARES.

UNDERWRITING (CONFLICTS OF INTEREST)
Morgan Stanley & Co. LLC and Jefferies LLC and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase severally and not jointly, and we have agreed to sell to that underwriter, the aggregate principal amount of notes set forth opposite the underwriter’s name.
Underwriter	Principal Amount of Notes
Morgan Stanley & Co. LLC
Jefferies LLC
Citigroup Global Markets Inc.
Seaport Global Securities LLC
BTIG, LLC
ABN AMRO Securities (USA) LLC
ING Financial Markets LLC
Total

The underwriting agreement will provide that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes (other than those covered by the option to purchase additional notes described below) if they purchase any of the notes. However, the underwriters are not required to take or pay for the notes covered by the underwriters’ option to purchase additional notes described below. The underwriters may offer and sell the notes through certain of their affiliates.
Option to Purchase Additional Notes
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $22,500,000 aggregate principal amount of additional notes at the public offering price less the underwriting discount, solely to cover over-allotments, if any. To the extent the option is exercised, each underwriter must purchase an aggregate principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment.
Underwriting Discounts and Expenses
The underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed $      per $1,000 principal amount of the notes. After the initial offering, the public offering price and concession or any other selling term of this offering may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional notes.
	No Exercise	Full Exercise
Per $1,000 aggregate principal amount of notes	$	$
Total	$	$
We estimate that our total expenses for this offering, excluding the underwriting discounts, will be approximately $300,000. We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority up to $5,000.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of these liabilities.

Lock-Up Agreement
We and all directors and executive officers and certain holders of our outstanding common shares have agreed that, without the prior written consent of the representatives, we and they will not, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”):
•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares;

•
file any registration statement with the SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares; or

•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares,

whether any such transaction described above is to be settled by delivery of common shares or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the representatives, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any common shares or any security convertible into or exercisable or exchangeable for common shares.
The restrictions described in the immediately preceding paragraph do not apply to:
•
the sale of notes to the underwriters;

•
the issuance by us of common shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus of which the underwriters have been advised in writing;

•
transactions by any person other than us relating to common shares or other securities acquired in open market transactions after the completion of this offering; provided that no filing under Section 16(a) of the Exchange Act, is required or voluntarily made in connection with subsequent sales of the common shares or other securities acquired in such open market transactions;

•
the entry into and transactions described in “Description of Share Lending Agreements”;

•
the issuance by the Company of common shares or the grant of options to purchase shares of our common shares by the Company pursuant to existing employee benefit plans of the Company; or

•
the issuance by the Company of common shares pursuant to a non-employee director stock plan or dividend reinvestment plan.

Morgan Stanley & Co. LLC, Jefferies LLC and Citigroup Global Markets Inc., in their discretion, may release the common shares, notes and other securities subject to the lock-up agreements described above in whole or in part at any time.
Listing
The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active trading market for the notes will develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.
Passive Market Making
In connection with this offering, the underwriters may engage in passive market making transactions in our common shares on the NYSE in accordance with Rule 103 of Regulation M under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) during the period before the commencement of offers or sales of common shares and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.
Price Stabilization, Short Positions and Penalty Bids
In connection with this offering, the representatives, on behalf of the underwriters, may purchase and sell notes and common shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of notes in excess of the aggregate principal amount of notes to be purchased by the underwriters in this offering, which creates a syndicate short position. “Covered” short sales are sales of notes made in an amount up to the aggregate principal amount of notes represented by the underwriters’ option to purchase additional notes. In determining the source of notes to close out the covered syndicate short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the option to purchase additional notes. Transactions to close out the covered syndicate short position involve either purchases of notes in the open market after the distribution has been completed or the exercise of the option to purchase additional notes. The underwriters may also make “naked” short sales of notes in excess of the option to purchase additional notes. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of bids for or purchases of notes or common shares in the open market while this offering is in progress.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives repurchase notes originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.
Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes and our common shares. They may also cause the price of the notes and our common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE or in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Conflicts of Interest and Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In addition, certain underwriters (or their respective affiliates) will be entering into the transactions described under “Description of Share Lending Agreements.”
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Electronic Delivery
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a limited principal amount of the notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.
Selling Restrictions
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.
In relation to each member state of the European Economic Area (each, a “Member State”), no offer of any securities which are the subject of the offering contemplated by this prospectus supplement has been or will be made to the public in that Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the relevant competent authority in that Member State in accordance with the Prospectus Directive, except that an offer of such securities may be made to the public in that Member State:
(a)
to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters; or

(c)
to any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
This prospectus has been prepared on the basis that any offer of notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the Prospectus Directive.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
United Kingdom
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

This prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and any offers of notes have not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of w interests in collective investment schemes under the CISA does not extend to acquirers of notes.
Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the dividend payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Brazil
For purposes of Brazilian law, this offer of securities is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon elsewhere or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone, without our prior express and written consent.
This offering does not constitute or form part of any public offering of notes in Brazil and, accordingly, has not been and will not be registered under Brazilian Federal Law No. 6385 of December 7, 1976, as amended, Brazilian Securities Commission (Comissão de Valores Mobilários) Rule (Instrução) No. 400 of December 29, 2003, as amended, or under any other Brazilian securities law or regulation. Furthermore, our notes and we have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobilários) under Rule (Instrução) No. 480 of December 7, 2009, as amended.
Therefore, the notes offered hereby have not been, will not be and may not be offered for sale or sold in Brazil except in circumstances that do not constitute a public offering or other unauthorized distribution under applicable Brazilian laws and regulations. Documents relating to the notes, as well as the information contained therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale of the notes to the public in Brazil.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.
Commission registration fee	$18,675
Printing and engraving expenses	$25,000
Legal fees and expenses	$150,000
Accounting fees and expenses	$30,000
Indenture trustee fees and expenses	$10,000
Miscellaneous	$66,325
Total	$300,000

LEGAL MATTERS
The validity of the notes offered hereby will be passed upon for us by Seward & Kissel LLP, New York, New York, as to matters of United States and New York law, and by MJM Limited, Hamilton, Bermuda, as to matters of Bermuda law, and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
The consolidated financial statements of Ship Finance International Limited for the years ended December 31, 2015, 2016 and 2017, incorporated into this prospectus supplement by reference from the our annual report on Form 20-F for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting have been audited by MSPC, Certified Public Accountants and Advisors, A Professional Corporation, an independent registered public accounting firm, as set forth in their report therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
ENFORCEMENT OF CIVIL LIABILITIES
We are a Bermuda exempted company and our executive offices are located outside of the United States in Hamilton, Bermuda. A majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is uncertainty as to whether the courts of Bermuda would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

INFORMATION INCORPORATED BY REFERENCE
The Commission allows us to “incorporate by reference” information that we file with, or furnish to, it. This means that we can disclose important information to you by referring you to those filed documents. The information listed below is incorporated by reference and is considered to be a part of this prospectus supplement, and information that we file later with the Commission before all of the securities offered by this prospectus supplement and accompanying prospectus are sold will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.
•
Our Reports of Foreign Private Issuer on Form 6-K, filed with the Commission on March 26, 2018 (i) announcing that the Company has adjusted the conversion price related to its outstanding convertible notes and (ii) announcing the Company’s acquisition of 15 feeder size container vessels and the related charters and the sale of the SFL Avon;

•
Our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Commission on March 26, 2018, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•
Form 8-A12B, filed with the Commission on May 26, 2004, registering our common shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement that state they are incorporated by reference into this prospectus supplement until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement and accompany prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement.
We will provide without charge to each person to whom this prospectus supplement is delivered a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) upon written or oral request. Requests for those documents should be directed to our principal executive office at the following address:
Ship Finance International Limited
Par la Ville Place, 4th Floor
14 Par la Ville Road
Hamilton HM 08, Bermuda
Tel: 1 800-715-6374
Email: ir@shipfinance.no
Attn: Investor Relations
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PROSPECTUS

Through this prospectus, we or any selling shareholder may periodically offer:
(1)
our common shares;

(2)
our preferred shares;

(3)
our debt securities (which may include convertible debt securities);

(4)
our warrants;

(5)
our purchase contracts;

(6)
our units; and

(7)
our rights.

We may also offer securities of the type listed above that are convertible or exchangeable into one or more of the securities listed above.
The prices and other terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. We will not receive any of the proceeds from a sale of securities by the selling shareholders. Selling shareholders may own securities on the date of this prospectus or acquired hereafter.
Our common shares are currently listed on the New York Stock Exchange, or the NYSE, under the symbol “SFL.”
The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 2 of this prospectus and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 26, 2016.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in, U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.
This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we or any selling shareholder may sell the common shares, preferred shares, debt securities, warrants, purchase contracts and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below and any documents incorporated by reference in this prospectus and in any prospectus supplement.
This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information provided in that registration statement. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”
i

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
ii

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
Unless we otherwise specify, when used in this prospectus, the terms “Ship Finance International Limited,” “Ship Finance,” “Company,” “we,” “us,” and “our” refer to Ship Finance International Limited and its subsidiaries. We use the term deadweight, or “dwt,” in describing the size of vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use the term twenty-foot equivalent units, or “TEU”, in describing container vessels to refer to the number of standard twenty foot containers that the vessel can carry.
Ship Finance International Limited
We are a global international ship-owning company with a large and diverse asset base across the maritime and offshore industries. As of September 23, 2016, our assets consisted of 15 oil tankers, 22 dry bulk carriers, 20 container vessels, two car carriers, two ultra-deepwater drilling units, two jack-up drilling rigs, two chemical tankers and five offshore support vessels. In addition, we have entered into agreements to lease-in two 19,200 TEU newbuilding container vessels on a long-term bareboat basis when such vessels are delivered from the shipyard, which is scheduled in 2016 and 2017, respectively. We have also entered into agreements with a shipyard in Korea for the construction of two 114,000 dwt LR2 product tankers, which are scheduled to be delivered during the second half of 2017. All four newbuildings are leased out on multi-year long term charters, commencing upon delivery from the shipyards.
Other than two Suezmax tankers, seven Handysize drybulk carriers and two smaller containerships each employed under short-term time charters or in the spot market, and one jack-up drilling rig that is currently idle, all of the other vessels in our fleet have charters attached to them, which are generally contracted to expire between one and 16 years from now. These existing charters provide us with significant and stable base cash flows and high asset utilization, subject to the full performance of the obligations of our counterparties under their agreements with us. The fixed-rate charter backlog as of June 30, 2016 and adjusted for subsequent vessel sales and charter cancellations was approximately $4 billion, with an average remaining charter term of five years, or nine years if weighted by charter revenue. Some of our charters include purchase options on behalf of the charterer, which if exercised would reduce our remaining charter coverage and contracted cash flow, but increase our cash position. The amount of actual revenues earned and the actual periods during which revenues are earned may be different from the backlog projections due to various factors including, off-hire caused by unscheduled repairs, maintenance and other factors.
Recent Developments
At our Annual General Meeting of Shareholders, which was held on September 23, 2016, the shareholders approved each of the proposals contained in the Company’s proxy materials, including the proposal to re-elect all of our existing directors other than Ms. Georgina Sousa, who did not stand for re-election.
Corporate Information
We are a holding company incorporated under the laws of Bermuda. We operate through our vessel owning and other subsidiaries incorporated in Bermuda, Liberia, Norway, Cyprus, Singapore, Malta, the Marshall Islands and the United Kingdom. Our principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number is +1 (441) 295-9500. We maintain an internet site at http://www.shipfinance.bm. The information contained at our internet site is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.
The information above concerning us is only a summary and does not purport to be comprehensive. For additional information about us, you should refer to the information described in “Where You Can Find Additional Information” in this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in any applicable prospectus supplement hereto or in our Annual Report on Form 20-F for the year ended December 31, 2015, filed with the Commission on April 1, 2016, and the documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus entitled “Where You Can Find Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include but are not limited to statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. When used in this prospectus, the words “anticipate,” “believe,” “expect,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” and similar expressions identify forward-looking statements.
The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Important assumptions relating to the forward-looking statements include, among other things, assumptions regarding demand for our products, the cost and availability of refined marine fuel from suppliers, pricing levels, the timing and cost of capital expenditures, competitive conditions, and general economic conditions. These assumptions could prove inaccurate. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among others:
•
the strength of world economies;

•
fluctuations in currencies and interest rates;

•
general market conditions including fluctuations in charterhire rates and vessel values;

•
changes in demand in the markets in which we operate;

•
changes in demand resulting from changes in the Organization of the Petroleum Exporting Countries’, or OPEC’s, petroleum production levels and worldwide oil consumption and storage;

•
developments regarding the technologies relating to oil exploration;

•
changes in market demand in countries which import commodities and finished goods and changes in the amount and location of the production of those commodities and finished goods;

•
increased inspection procedures and more restrictive import and export controls;

•
changes in our operating expenses, including bunker prices, drydocking and insurance costs;

•
performance of our charterers and other counterparties with whom we deal;

•
timely delivery of vessels under construction within the contracted price;

•
changes in governmental rules and regulations or actions taken by regulatory authorities;

•
potential liability from pending or future litigation;

•
general domestic and international political conditions; and

•
potential disruption of shipping routes due to accidents or political events.

These forward-looking statements should be considered in light of the information included in this prospectus and the documents incorporated by reference herein, including the information under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2015. We undertake no obligation to update or revise any forward-looking statements.

USE OF PROCEEDS
We intend to use net proceeds from the sale of securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions. We will not receive any proceeds from sales of our securities by selling shareholders.

PRICE RANGE OF OUR COMMON SHARES
Our common shares were listed on the NYSE on June 15, 2004, and commenced trading on that date under the symbol “SFL”.
The following table sets forth, for each of the five most recent full financial years, the high and low closing prices of our common shares on the NYSE.
	High	Low
Fiscal year ended December 31,
2015	$17.69	$13.89
2014	$19.82	$13.11
2013	$17.78	$14.35
2012	$17.56	$9.34
2011	$22.43	$8.66
The following table sets forth, for each full financial quarter for the two most recent fiscal years, the high and low closing prices for the common shares on the NYSE.
	High	Low
Fiscal year ended December 31, 2016
First quarter	$16.57	$10.31
Second quarter	$16.17	$13.39
	High	Low
Fiscal year ended December 31, 2015
First quarter	$16.01	$13.89
Second quarter	$17.38	$14.80
Third quarter	$17.10	$14.43
Fourth quarter	$17.69	$15.19
	High	Low
Fiscal year ended December 31, 2014
First quarter	$19.20	$15.95
Second quarter	$19.26	$16.80
Third quarter	$19.82	$16.92
Fourth quarter	$17.39	$13.11
The following table sets forth, for the most recent six months, the high and low closing prices for the common shares on the NYSE.
	High	Low
September 2016*	$14.97	$14.71
August 2016	$15.78	$14.74
July 2016	$15.17	$13.86
June 2016	$16.17	$13.99
May 2016	$16.03	$14.62
April 2016	$15.26	$13.39
March 2016	$14.75	$12.94

*
through and including September 23, 2016

CAPITALIZATION
Each prospectus supplement will include information on the Company’s consolidated capitalization.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our unaudited ratio of earnings to fixed charges for each of the preceding five fiscal years and the six months ended June 30, 2016. The Company does not have any preferred shares outstanding and therefore does not pay any preference security dividends.
	For The Years Ended December 31,					For the Six Months ended June 30, 2016
(In thousands of U.S. dollars, except ratios)	2011	2012	2013	2014	2015
Earnings:
Net income	$131,175	$185,836	$89,206	$122,815	$200,832	$85,611
Add: Fixed charges	103,816	95,183	87,482	86,371	70,987	35,932
Less: Interest capitalized	438	332	257	290	404	658
Total earnings	$234,553	$280,687	$176,431	$208,896	$271,415	$120,885

Fixed charges:
Interest expensed and capitalized	$96,685	$89,317	$76,177	$75,100	$59,374	$30,269
Interest portion of rental expense	—	—	—	—	—	—
Amortization and write-off of capitalized expenses relating to indebtedness	7,131	5,866	11,305	11,271	11,613	5,663
Total fixed charges	$103,816	$95,183	$87,482	$86,371	$70,987	$35,932
Ratio of earnings to fixed charges	2.26x	2.95x	2.02x	2.42x	3.82x	3.36x
For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income available to common stockholders plus interest expense and any amortization and write-off of capitalized expenses relating to indebtedness. Fixed charges consist of interest expense and capitalized, the interest portion of rental expense and amortization and write-off of capitalized expenses relating to indebtedness.

ENFORCEMENT OF CIVIL LIABILITIES
There is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

SELLING SHAREHOLDERS
The selling shareholders, who will be named in a prospectus supplement, as applicable, may offer and sell common shares from time to time pursuant to this prospectus. We will not receive any of the proceeds from any sale of our common shares by any of the selling shareholders. Selling shareholders may own securities on the date of this prospectus or acquired hereafter.

DESCRIPTION OF SHARE CAPITAL
The following is a description of the material terms of our amended Memorandum of Association and Bye-laws.
Purpose
The Memorandum of Association of the Company was previously filed on May 21, 2004 as Exhibit 3.1 to our Registration Statement on Form F-4 (File No. 333-115705) and is incorporated by reference herein.
The purposes and powers of the Company are set forth in Items 6(1) and 7(a) through (h) of our Memorandum of Association and in the Second Schedule of the Companies Act of 1981 of Bermuda. These purposes include exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract, indemnity or suretyship to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.
Our Bye-laws
At the 2007 Annual General Meeting of the Company, the shareholders voted to amend the Company’s Bye-laws to ensure conformity with recent revisions to the Companies Act 1981 of Bermuda, as amended. These amended Bye-laws of the Company, as adopted by the Company’s shareholders on September 28, 2007, and as further amended at the Annual General Meeting of the Company held on September 20, 2013, have been filed as Exhibit 1.3 to the Company’s 20-F filed on April 9, 2015, and are hereby incorporated by reference into this prospectus.
Bermuda law permits the Bye-laws of a Bermuda company to contain provisions exempting (except in relation to an allegation of fraud or dishonesty proved against them) from personal liability a director, alternate director, officer, member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators to the company from any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the Company or any subsidiary thereof. Bermuda law also grants companies the power generally to indemnify directors, alternate directors and officers of the Company and any members authorized under Bye-law 98, resident representatives or their respective heirs, executors or administrators if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, alternate director or officer of the Company or member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators or was serving in a similar capacity for another entity at the company’s request.
Our shareholders have no pre-emptive, subscription, redemption, conversion or sinking fund rights. Shareholders are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. Shareholders have no cumulative voting rights. Shareholders are entitled to dividends if and when they are declared by our Board of Directors, subject to any preferred dividend right of holders of any preference shares. Directors to be elected by shareholders require a simple majority of votes cast at a meeting at which a quorum is present. For all other matters, unless a different majority is required by law or our Bye-laws, resolutions to be approved by shareholders require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Upon our liquidation, dissolution or winding up, shareholders will be entitled under Bermuda law to receive, ratably, our net assets available after the payment of all our debts and liabilities and any preference amount owed to any preference shareholders. The rights of shareholders, including the right to elect directors, are subject to the rights of any series of preference shares we may issue in the future.

Under our Bye-laws, annual meetings of shareholders will be held at a time and place selected by our Board of Directors each calendar year, but in no event shall any such meeting be held in Norway or the United Kingdom. Special meetings of shareholders may be called by our Board of Directors at any time and, pursuant to Bermuda law, special meetings must be called at the request of shareholders holding at least 10% of our paid-up share capital carrying the right to vote at general meetings. Under our Bye-laws, five days’ notice of an annual meeting or any special meeting must be given to each shareholder entitled to vote at that meeting. Under Bermuda law, accidental failure to give notice will not invalidate proceedings at a meeting. Our Board of Directors may set a record date at any time before or after any date on which such notice is dispatched.
Special rights attaching to any class of our shares may be altered or abrogated with the consent in writing of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.
Our Bye-laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with the Company or in which the Company is otherwise interested. Our Bye-laws provide our Board of Directors the authority to exercise all of the powers of the Company to borrow money and to mortgage or charge all or any part of our property and assets as collateral security for any debt, liability or obligation. Our directors are not required to retire because of their age, and our directors are not required to be holders of our common shares. Our Board of Directors shall at all times comprise a majority of directors who are not resident in the United Kingdom. Directors serve for one-year terms, and shall serve until re-elected or until their successors are appointed at the next annual general meeting.
Our Bye-laws provide that no director, alternate director, officer, person or member of a committee authorized under Bye-law 98, if any, resident representative, or his heirs, executors or administrators, which we refer to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in our formation, or for any loss or expense incurred by us through the insufficiency or deficiency of title to any property acquired by us, or for the insufficiency or deficiency of any security in or upon which any of our monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in relation to the execution of his duties, or supposed duties, to us or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of our funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, committee member or resident representative in his reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election. In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted. We are authorized to purchase insurance to cover any liability an indemnitee may incur under the indemnification provisions of our Bye-laws.
Authorized Capitalization
Under our amended Memorandum of Association, our authorized capital consists of  $125,000,000, comprising 125,000,000 common shares, which may include related purchase rights for our common or preferred shares, having a par value of  $1.00 each, of which 93,504,575 are issued and outstanding as of June 30, 2016.
At our Annual General Meeting held on September 23, 2016, an adjustment of our share capital was approved, whereby the par value of our shares was reduced from $1.00 to $0.01 each and the number of authorized shares was increased from 125,000,000 to 150,000,000. Following the adjustments, which are expected to become effective on or about September 30, 2016, our authorized capital will consist of $1,500,000, comprising 150,000,000 common shares, having a par value $0.01 each, of which 93,504,575 shares are issued and outstanding.

Share History
In June 2013, the Company issued and sold 8,000,000 common shares in an underwritten public offering for gross proceeds before expenses of approximately $128.7 million.
In November 2006, the Board of Directors approved a share option scheme, or the Share Option Scheme, permitting the directors to grant options in the Company’s shares to employees and directors of the Company or its subsidiaries. In March 2012, we issued 100,000 new shares at a price of  $6.85 per share in order to satisfy options exercised by one of our employees. In January 2013 and May 2013, we issued a total of 35,000 new shares at a price of  $5.29 per share in order to satisfy options exercised by two of our employees. In the year ended December 31, 2014, the Company issued a total of 144,000 new shares in order to satisfy options exercised by three directors, one officer and two employees. In the year ended December 31, 2015, the Company issued a total of 64,000 common shares in order to satisfy options exercised by two officers and three employees. Under the Share Option Scheme the Company has awarded approximately 279,000 shares that may be exercised by their holders for our common shares at a strike price as detailed in our Annual Report on Form 20-F for the year ended December 31, 2015, filed with the Commission on April 1, 2016.
The Company has issued $350 million Senior Unsecured Convertible Notes due February 1, 2018. The conversion of these notes could result in the issuance of additional common shares in an amount to be determined in accordance with the conversion rate set forth in the note agreements.
In March 2016, the Company issued 36,575 new shares in order to satisfy options exercised by two officers and three employees. The exercise price was $12.11 per share, resulting in a total premium on issue of  $0.4 million.
Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive, ratably, all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares which we may issue in the future.
Preferred Shares
The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement. Our Board of Directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares is authorized, our Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our Board of Directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common shares.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•
the designation, aggregate principal amount and authorized denominations;

•
the issue price, expressed as a percentage of the aggregate principal amount;

•
the maturity date;

•
the interest rate per annum, if any;

•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•
any optional or mandatory sinking fund provisions or exchangeability provisions;

•
the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•
whether the debt securities will be our senior or subordinated securities;

•
whether the debt securities will be our secured or unsecured obligations;

•
the applicability and terms of any guarantees;

•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions, including discharge and defeasance;

•
if other than denominations of  $2,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•
if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•
any events of default not set forth in this prospectus;

•
the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•
whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•
any restrictive covenants or other material terms relating to the debt securities;

•
whether the debt securities will be issued in the form of global securities or certificates in registered form;

•
any listing on any securities exchange or quotation system;

•
additional provisions, if any, related to defeasance and discharge of the debt securities; and

•
any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in minimum denominations of  $2,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•
our ability to incur either secured or unsecured debt, or both;

•
our ability to make certain payments, dividends, redemptions or repurchases;

•
our ability to create dividend and other payment restrictions affecting our subsidiaries;

•
our ability to make investments;

•
mergers and consolidations by us or our subsidiaries;

•
sales of assets by us;

•
our ability to enter into transactions with affiliates;

•
our ability to incur liens; and

•
sale and leaseback transactions.

Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)
changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)
reduces the principal, or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)
makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)
waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•
default in any payment of interest when due which continues for 30 days;

•
default in any payment of principal or premium at maturity;

•
default in the deposit of any sinking fund payment when due;

•
default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded, annulled, or cured within 30 days after we receive notice of the default; and

•
events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in applicable subsequent filings with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture with the applicable trustee, a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee indemnity and security reasonably satisfactory to it. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies, in which the price of such warrants will be payable;

•
the securities purchasable upon exercise of such warrants;

•
the price at which and the currency or currencies, in which the securities upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if applicable, a discussion of any material U.S. federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•
debt or equity securities issued by us as specified in the applicable prospectus supplement; or

•
currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•
a description of the terms of any unit agreement governing the units;

•
if applicable, a discussion of any material U.S. federal income tax considerations; and

•
a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•
the exercise price for the rights;

•
the number of rights issued to each shareholder;

•
the extent to which the rights are transferable;

•
any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•
the date on which the right to exercise the rights will commence and the date on which the right will expire;

•
the amount of rights outstanding;

•
the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•
the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION
We or any selling shareholder may sell or distribute our securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or any selling shareholder may sell our securities included in this prospectus through:
•
a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we or any selling shareholder may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:
•
enter into transactions involving short sales of our common shares by broker-dealers;

•
sell common shares short and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require us or the selling shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus;

•
loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or

•
a combination of the foregoing.

We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling shareholder, or borrowed from us, any selling shareholder, or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any of our shareholders may otherwise loan or pledge securities (which may be newly-issued or outstanding securities) to a financial institution or other third party that in turn may sell the securities short using this prospectus or on-lend the securities to third parties who may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The selling shareholders and any broker-dealers or other persons acting on our behalf or on behalf of the selling shareholders that participate with us or the selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, we have or will inform the selling shareholders that Regulation M, promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, may apply to sales by the selling shareholders in the market. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our officers, our directors and the selling shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the selling shareholders’ securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold by us under this Registration Statement.
As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, the maximum underwriting compensation to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us or any selling shareholder for the sale of any securities being registered pursuant to Rule 415 promulgated by the Commission under the Securities Act. If five percent (5%) or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee	$	*
FINRA filing fee	$	**
NYSE supplemental listing fee	$	**
Blue sky fees and expenses	$	**
Printing and engraving expenses	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Transfer agent and registrar fees	$	**
Indenture trustee fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*
The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. law.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2015 and the effectiveness of our internal control over financial reporting as of December 31, 2015 have been audited by MSPC Certified Public Accountants and Advisors, A Professional Corporation, an independent registered public accounting firm, as stated in their report, which is incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. You may read and copy any document that we file at the public reference room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission’s Public Reference Room in Washington, D.C., as well as through the Commission’s website.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below:
•
Form 8-A12B, filed with the Commission on May 26, 2004, registering our common shares, par value $1.00 per share, under Section 12(b) of the Exchange Act, and any amendment filed thereto;

•
Annual Report on Form 20-F for the year ended December 31, 2015, filed with the Commission on April 1, 2016, which contains audited consolidated financial statements for the fiscal years ended December 31, 2015, 2014 and 2013;

•
Current report on Form 6-K, filed with the Commission on June 23, 2016, which contains Management’s Discussion and Analysis of Financial Condition and Results of Operations and our unaudited condensed consolidated interim financial statements as of and for the three-months ended March 31, 2016; and

•
Current report on Form 6-K, filed with the Commission on September 19, 2016, which contains Management’s Discussion and Analysis of Financial Condition and Results of Operations and our unaudited interim condensed consolidated financial statements and related information and data as of and for the six-month period ended June 30, 2016.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus that state they are incorporated by reference into this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We, the selling shareholders and any underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We, the selling shareholders and the underwriters, are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filings we incorporated by reference to this prospectus by writing or telephoning us at the following address:
Ship Finance International Limited
Par la Ville Place, 4th Floor
14 Par la Ville Road
Hamilton HM 08, Bermuda
Tel: +1 800-715-6374
Email: ir@shipfinance.no
Attn: Investor Relations
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm and intend to make available quarterly reports containing selected unaudited financial data for the first three quarters of each fiscal year. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of any stock exchange on which our common shares may be listed in the future, those proxy statements will not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from Section 16 of the Exchange Act and the rules under the Exchange Act relating to, among other things, short swing profit reporting and liability.

$150,000,000
      % Convertible Senior Notes due 2023

PROSPECTUS SUPPLEMENT

Morgan Stanley	Jefferies	Citigroup
Seaport Global Securities	BTIG
ABN AMRO	ING
           , 2018